Forum Real Estate Income Fund
SHARE CLASSES: Class K (formerly Class C) | Class I | Class M | Founders
Prospectus Dated April 30, 2025, as supplemented June 30, 2025

Forum Real Estate Income Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 under the Investment Company Act and has adopted a fundamental policy to conduct quarterly repurchase offers at net asset value (“NAV”). The Fund’s primary investment objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation.

The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of borrowings for investment purposes) in a portfolio of commercial real estate loans and other real estate related investments located in the United States. Real estate related investments include, but are not limited to, agency and non-agency commercial mortgage-backed securities (“CMBS”), commercial real estate collateralized loan obligations (“CRE CLOs”), preferred equity issued by real estate investment trusts or companies that develop, own and operate commercial real estate assets, mezzanine loans backed by commercial real estate assets, and securities issued by publicly traded real estate investment trusts. To a lesser extent, the Fund may also invest directly in commercial real estate. The categories of commercial real estate underlying the Fund’s investments include, but are not limited to, multifamily, industrial, mixed use, hospitality, office, and retail. The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. There are no limits on the Fund’s investments in below investment grade securities.

Forum Capital Advisors LLC serves as the Fund’s investment adviser (“FCA” or the “Adviser”). FCA is an investment adviser registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Fund has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund cannot guarantee that it will meet its investment objectives. Investing in the Fund involves a high degree of risk, including the risk that investors could lose of some or all of their investment. Before buying any of the Fund’s shares, you should read the discussion of the principal risks of investing in the Fund. See “Risk Factors” beginning on page 30.

	Price to Public(1)	Sales Load	Proceeds to Fund
Per Class K Share	At current NAV	N/A	Amount invested at current NAV
Per Class I Share	At current NAV	N/A	Amount invested at current NAV
Per Class M Share	At current NAV	N/A	Amount invested at current NAV
Per Founders Share	At current NAV	N/A	Amount invested at current NAV

__________

(1)  Shares will be offered in a continuous offering at the Fund’s then-current NAV per Share. As of April 1, 2025, the NAV per share of Founders Shares was $9.65, the NAV per share of Class I Shares was $9.65 and the NAV per share of Class K Shares was $9.64. Class M Shares were not available for purchase prior to the effective date of this Prospectus (as defined below), and therefore do not have a recent NAV to report.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	i

This prospectus (the “Prospectus”) applies to the offering of four separate classes of shares of beneficial interests (“Shares”) in the Fund, designated as Class K Shares, Class I Shares, Class M Shares, and Founders Shares. The Shares are offered for sale on a continuous basis at the NAV per Share calculated on each regular business day, which is any day the New York Stock Exchange (NYSE) is open for business. No holder of Shares (each, a “Shareholder”) will have the right to require the Fund to redeem its Shares. The Fund reserves the right to reject a purchase order for any reason.

Foreside Fund Services, LLC (the “Distributor”) acts as the distributor for the Shares. In addition, certain U.S. institutions (including banks, trust companies, brokers and investment advisers) (“Financial Intermediaries”) may be authorized to accept, on behalf of the Fund, purchase orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other Financial Intermediaries to accept such orders.

Shareholders do not have the right to redeem their Shares. However, as described below, in order to provide some liquidity to Shareholders, the Fund has elected to implement a quarterly repurchase mechanism. Pursuant to Rule 23c-3 under the Investment Company Act, the Fund has adopted a fundamental policy to conduct quarterly repurchase offers for a portion of its outstanding Shares. Subject to applicable law and approval of the Fund’s Board of Trustees (the “Board”), for each quarterly repurchase offer the Fund currently expects to offer to repurchase 5% of the Fund’s then outstanding Shares at the then applicable NAV per Share. Written notification of each quarterly repurchase offer will be sent to Shareholders at least 21 and no more than 42 days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The date on which the Fund’s NAV applicable to a repurchase offer is calculated will occur no later than 14 days after the Repurchase Request Deadline (or the next business day if the 14th calendar day is not a business day). If a repurchase offer is oversubscribed, Shareholders may only be able to have a portion of their Shares repurchased. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. Subject to Board approval, quarterly repurchases will occur in the months of March, June, September and December. See “Quarterly Repurchase Offers” and “Risk Factors — Repurchase Offers Risk” in this Prospectus and “Fundamental Policies” in the Fund’s statement of additional information (the “SAI”).

The Fund may use leverage to provide additional funds to support its investment activities. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction. Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on an investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal. See “Risk Factors — Reverse Repurchase Agreements Risk” and “Risk Factors — Leverage Limitations under the Investment Company Act” in this Prospectus.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is subject to, among others, the following risks:

•     The Shares have no history of public trading, nor is it currently intended that the Shares will be listed on a public exchange or any other trading market in the future. No organized secondary market is expected to develop in the Fund’s Shares; liquidity for the Shares is expected to be provided only through the quarterly repurchase program.

•     You should generally not expect to be able to sell your Shares (other than through the repurchase offer process), regardless of how the Fund performs.

•     Although the Fund has implemented a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund.

ii	FORUM REAL ESTATE INCOME FUND

•     Although the Fund has implemented a Share repurchase program, Shares will not be redeemable at a Shareholder’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares.

•     Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

•     Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

•     There is no assurance that the Fund will be able to maintain a certain level of distributions to Shareholders.

The Adviser is responsible for overseeing the management of the Fund’s activities, subject to the oversight of the Board, as described in further detail below. The Adviser has engaged Nuveen Asset Management, LLC to act as the Fund’s non-discretionary sub-adviser (the “Sub-Adviser”). The Sub-Adviser assists the Adviser in identifying and evaluating potential investments for the Fund and participates in ongoing diligence and monitoring of the Fund’s investments. See “Management of the Fund” for more information about the Adviser and the Sub-Adviser.

This Prospectus provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI dated April 30, 2025, as supplemented June 30, 2025, has been filed with the SEC. You may request a copy of the Fund’s SAI and annual and semi-annual reports or other information about the Fund without charge by visiting www.freif.com, writing the Fund at 240 Saint Paul Street, Suite 400, Denver, CO 80206, or by calling toll-free 888-267-1456 or by email to investorrelations@forumig.com. The SAI is incorporated by reference into this Prospectus in its entirety. You can view information about the Fund, including the SAI and other material incorporated by reference into the Fund’s registration statement on the SEC’s website at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective Shareholders and is not intended to be an active link.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

Unless you specifically request paper copies of the Fund’s shareholder reports from the Fund or from your Financial Intermediary, such reports will be made available on the Fund’s website (www.freif.com), and you will be notified by mail each time a report is posted and provided with a website link to access the report. You can request to receive Fund reports in paper free of charge by contacting your financial intermediary or contacting the Fund directly at, 240 Saint Paul Street, Suite 400, Denver, CO 80206, or by calling toll-free 888-267-1456 or by email to investorrelations@forumig.com. Your election to receive reports in paper will apply to all funds held with your Financial Intermediary.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

foreside FUND services, llc

Dated April 30, 2025, as supplemented June 30, 2025

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	iii

iv	FORUM REAL ESTATE INCOME FUND

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the shares offered pursuant to this prospectus. Before investing, you should review the more detailed information contained or incorporated by reference in this prospectus and in the SAI, particularly the information set forth under the heading “Risk Factors.”

The Fund and the Shares

Forum Real Estate Income Fund (the “Fund”) is a Delaware statutory trust organized under an Amended and Restated Agreement and Declaration of Trust dated August 1, 2022 (the “Declaration of Trust”). The Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 under the Investment Company Act.

The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities. The Fund has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers four separate classes (each, a “Class”) of shares of beneficial interest (“Shares”) designated as Class K Shares, Class I Shares, Class M Shares, and Founders Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional Classes of Shares in the future.

The Reorganization

The Fund previously offered Shares in a private offering (the “Private Offering”) available only to accredited investors in reliance on an exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Shares purchased in the Private Offering are Founders Shares.

Prior to the Private Offering, Forum Integrated Income Fund I, L.P., a private fund relying on an exemption from registration under section 3(c)(7) of the Investment Company Act (the “Predecessor Fund”), reorganized with and transferred all its portfolio securities into the Fund and the Predecessor Fund ceased operations (the “Reorganization”). The Predecessor Fund had an investment objective, investment strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund. The Fund has the same investment adviser and portfolio managers as the Predecessor Fund.

Investment Objective and Policies

The Fund’s primary objectives are to maximize current income and preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund’s investment objectives are non-fundamental and may be changed by the Board of Trustees (the “Board”) without Shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s investment objectives. There can be no assurance the Fund will meet its investment objectives.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	1

Investment Strategies

The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of borrowings for investment purposes) in a portfolio of commercial real estate loans and other real estate-related investments located in the United States. Real estate related investments include, but are not limited to, agency and non-agency commercial mortgage-backed securities (“CMBS”), commercial real estate collateralized loan obligations (“CRE CLOs”), preferred equity issued by REITs or companies that develop, own and operate commercial real estate assets, mezzanine loans backed by commercial real estate assets, and securities issued by publicly traded REITs. To a lesser extent, the Fund may also invest directly in commercial real estate. The categories of commercial real estate underlying the Fund’s investments include, but are not limited to, multifamily, industrial, mixed use, hospitality, office, and retail.

The Fund’s 80% investment policy may be changed by the Board without Shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s 80% investment policy.

The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are referred to as “high yield” securities and “junk bonds,” have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. There are no limits on the Fund’s investments in below investment grade securities. For a further discussion of the Fund’s principal investment strategies, see “Investment Objectives, Policies and Strategies.” In connection with making its investments, the Fund and its Shareholders will be subject to a number of fees and expenses. See “Summary of Fund Expenses.”

Leverage

In pursuing the Fund’s investment objective, the Fund may seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction.

Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on an investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal. See “Investment Objectives, Policies and Strategies — Leverage.”

Risk Factors

The Fund is non-diversified and concentrates is investments in the real estate industry. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund’s Shares and should be viewed as a long-term investment. An investment in the Fund involves a considerable amount of risk, including the risk of loss of your investment.

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Limited Operating and Performance History.    The Fund has a limited operating history and limited performance history operating as an interval fund that Shareholders could use to evaluate the Fund’s investment performance. The Investment Company Act and the Code impose numerous constraints on the operations of registered management investment companies and REITs that do not apply to the other types of investment vehicles. As a result, an investment in the Shares may entail more risk than the shares of a comparable company with a substantial operating history.

Repurchase Offers Risk.    In order to provide liquidity to Shareholders, the Fund, subject to applicable law, will conduct quarterly repurchase offers of between 5% to 25% of its outstanding Shares at net asset value (“NAV”), subject to approval of the Board. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally will be funded from available cash, cash from the sale of Shares or sales of portfolio holdings. However, the need to fund repurchase obligations will affect the ability of the Fund to be fully invested and could force the Fund to maintain a higher percentage of its assets in liquid investments, which could harm the Fund’s investment performance. Moreover, it is possible that diminution in the size of the Fund through repurchases will result in an increased expense ratio for Shareholders who do not tender their Shares for repurchase, will result in untimely sales of portfolio holdings (with associated imputed transaction costs, which could be significant) and will limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund will, from time to time, accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and cash from the sale of Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations on a quarterly basis from its holdings in cash and other liquid assets. If, at any time, cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Fund may, if authorized by the Board, increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline (as defined below). In the event that the Board does not authorize the Fund to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders could be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular month, thereby increasing the likelihood that proration will occur. Between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined, the Fund is subject to market and other risks and the NAV for tendered Shares in a repurchase offer could decline. In addition, the repurchase of Shares by the Fund will generally be a taxable event to Shareholders.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	3

Investment and Market Risk.    An investment in the Fund involves a considerable amount of risk. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to their investment objectives and personal situation and (ii) consider factors such as their personal net worth, income, age, risk tolerance and liquidity needs. An investment in Shares represents an indirect investment in the portfolio of commercial real estate loans and other real estate-related investments owned by the Fund, and the value of these securities and instruments can fluctuate, sometimes rapidly and unpredictably. Accordingly, such investment is subject to investment risk, including the possible loss of the entire principal amount invested. At any point in time, an investment in Shares could be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of Shareholders to reinvest dividends. The Fund will also use leverage, which would magnify the Fund’s investment, market and certain other risks.

The Fund invests in a variety of real estate-related debt and preferred equity investments, and is subject to a variety of risks in connection with such investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact the Fund’s performance by making it more difficult for entities in which the Fund invests to satisfy their debt payment obligations, increasing the default risk applicable to such borrowers and/or making it relatively more difficult for the Fund to generate attractive risk-adjusted returns. It is impossible to predict the degree to which economic conditions generally, and the conditions for real estate investing in particular, will improve or will deteriorate. Declines in the performance of the U.S. and global economies, the commercial real estate markets or in the commercial real estate debt markets could have a material adverse effect on the Fund’s investment strategy and performance.

Risks Relating to Commercial Real Estate Debt Instruments.    Commercial real estate debt instruments (e.g., mortgages, mezzanine loans and preferred equity that are secured by commercial real estate) are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Further, certain types of real estate may be adversely affected by changing usage trends, such as office buildings as a result of work-from-home practices and commercial facilities as a result of an increase in online shopping, which could in turn result in defaults and declines in value of mortgage-backed securities secured by such properties.

CRE CLO Risk.    CRE CLOs are subject to the risks of substantial losses due to actual defaults by underlying borrowers, which will be greater during periods of economic or financial stress. CRE CLOs may be adversely impacted due to collateral defaults of subordinate tranches and market anticipation of defaults. The risks of CRE CLOs will be greater if the Fund invests in CRE CLOs that hold loans of uncreditworthy borrowers or if the Fund holds subordinate tranches of a CRE CLO that absorbs losses from the defaults before senior tranches. In addition, CRE CLOs are subject to interest rate risk and credit risk.

4	FORUM REAL ESTATE INCOME FUND

Risks Relating to CMBS.    The Fund will invest a portion of its assets in pools or tranches of agency and non-agency CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

During periods of falling interest rates, the income received by the Fund may decline. In a low or negative interest rate environment, some investors may seek to reallocate assets to other income-producing assets. This may cause the price of such higher yielding instruments to rise, could further reduce the value of instruments with a negative yield, and may limit the Fund’s ability to locate fixed income instruments containing the desired risk/return profile.

Agency CMBS are CMBS that are issued by a U.S. government agency such as the Government National Mortgage Association (“Ginnie Mae”) or a federally chartered corporation such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”).

Non-agency CMBS are securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation. Non-agency CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of non-agency CMBS depends on the securitization structure and the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties, the mortgage loan terms, such as amortization, market assessment and geographic location, construction quality of the property, and the creditworthiness of the borrowers. Accordingly, non-agency CMBS are subject to the credit risks of the issuers. An unexpectedly high rate of defaults on the loan pool may adversely affect the value of a non-agency security and could result in losses to the Fund.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	5

Risks Relating to Mezzanine Loans.    The mezzanine loans in which the Fund may invest may include loans secured by one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or affiliates, one or more properties. Although not secured by the underlying real estate, mezzanine loans share certain of the characteristics of subordinate loan interests described above. It is expected that the properties owned by such entities are or will be subject to existing mortgage loans and other indebtedness. As with subordinate commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying properties and, therefore, is subject to similar considerations and risks, including certain of the considerations and risks described herein. Mezzanine loans may also be affected by the successful operation of other properties, the interests in which are not pledged to secure the mezzanine loan. The entity ownership interests securing the mezzanine loans may represent only partial interests in the related real estate company and may not control either the related real estate company or the underlying property. As a result, the effective realization on the collateral securing a mezzanine loan in the event of default may be limited.

Illiquid and Long-Term Investments Risk.    Investment in the Fund requires a long-term commitment, with no certainty of return. A significant portion of the Fund’s investments generally will be in private, illiquid securities, which may be subject to restrictions on resale. There can be no assurance that the Fund will be able to generate returns for Shareholders or that the returns will be commensurate with the risks of investing in the type of transactions and issuers described in this Prospectus. In some cases, the Fund will be legally, contractually or otherwise prohibited from selling certain investments for a period of time or otherwise be restricted from disposing of them, and illiquidity could also result from the absence of an established market for certain investments. The realizable value of a highly illiquid investment, at any given time, could be less than its intrinsic value. In addition, it is anticipated that certain types of investments made by the Fund will require a substantial length of time to liquidate. As a result, from time to time, the Fund will be unable to realize its investment objective by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.

Fixed-Income Instruments Risk.    The Fund invests in loans and other types of fixed-income instruments and securities. Such investments can be unrated and, whether or not rated, can have speculative characteristics. The market price of the Fund’s investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed-income instruments fall and vice versa. In typical interest rate environments, the prices of longer-term fixed-income instruments generally fluctuate more than the prices of shorter-term fixed-income instruments as interest rates change. Most high yield investments pay a fixed rate of interest and are therefore vulnerable to inflation risk.

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Interest Rate Risk.    The Fund’s investments will expose the Fund to interest rate risk, meaning that changes in prevailing market interest rates could negatively affect the value of such investments. Factors that can affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, governmental monetary policies, and instability in financial markets. The Fund will periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Adviser might not be able to manage this risk effectively. If the Adviser is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected. The Fund does not intend to hedge the Fund’s exposure to interest rate risk.

Credit Risk.    The Fund’s investments will be subject to the risk of non-payment of scheduled interest or principal by the borrowers with respect to such investments. Such non-payment would likely result in a reduction of income to the Fund and a reduction in the value of the debt investments experiencing non-payment.

Leverage Risk.    The Fund is permitted to obtain leverage through funds borrowed from banks or other financial institutions (i.e., a credit facility) and leverage attributable to reverse repurchase agreements or similar transactions. The Fund will, from time to time, use leverage opportunistically and will choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. Use of leverage creates an opportunity for increased income and return for Shareholders but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Shares. Increases and decreases in the value of the Fund’s portfolio will be magnified if the Fund uses leverage. In particular, leverage can magnify interest rate risk, as discussed above. As a result, leverage can cause greater changes in the Fund’s NAV, which will be borne by the Fund’s Shareholders. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed.

Below Investment Grade (High Yield or Junk) Securities Risk.    There is no limit on the Fund’s ability to invest in below investment grade securities. Below investment grade securities may be particularly susceptible to economic downturns and are inherently speculative. It is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Concentration Risk.    The Fund’s investments in real estate debt are expected to be secured by commercial real estate assets. The Fund’s concentration in the commercial real estate industry may increase the volatility of the Fund’s returns and may also expose the Fund to the risk of economic downturns in this industry to a greater extent than if its portfolio also included investments in other industries. While this portfolio concentration may enhance total returns to the Shareholders, if any large position sustains a material loss, the returns to the Fund, and thus, to Shareholders, will be lower than if the Fund had invested in a more diversified portfolio.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	7

Valuation Risks.    The price the Fund pays for its private commercial real estate investments will be based on the Adviser’s projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. If any of such projections are inaccurate or the Adviser ascribes a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on the Fund’s investment may be lower than expected and the Fund could experience losses. Accurate valuations may be more difficult to obtain in times of low transaction volume due to fewer market transactions that can be considered in the context of an appraisal. It also may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Fund’s real property investments between valuations, or to obtain complete information regarding any such events in a timely manner.

Risks of Failure to Qualify as a REIT.    The Fund intends to operate in a manner that qualifies it for taxation as a REIT under the Code. However, qualification as a REIT involves the application of complex Code provisions. For some of these provisions, only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund could fail to satisfy various requirements for maintaining its qualification for taxation as a REIT. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Fund to qualify as a REIT. If the Fund fails to qualify as a REIT in any tax year, and was not entitled to relief under applicable statutory provisions, then:

•  it would be taxed as a regular domestic corporation, which under current law, among other things, means being unable to deduct dividends paid to Shareholders in computing its taxable income and being subject to U.S. federal and applicable state and local income tax on its taxable income at regular corporate income tax rates;

•  any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s net asset value and cash available for distribution to Shareholders; and

•  it generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four taxable years.

A discussion of the principal risks associated with an investment in the Fund can be found under “Risk Factors.”

Management

The Board has overall responsibility for the management and supervision of the business operations of the Fund. See “Management of the Fund — Trustees and Officers.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, or the Adviser. A majority of the Board consists of Trustees who are not “interested persons” of the Fund, as defined by the Investment Company Act (each, an “Independent Trustee”).

8	FORUM REAL ESTATE INCOME FUND

Adviser

Forum Capital Advisors LLC (“FCA” or the “Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s investment adviser. Pursuant to the investment advisory agreement between the Fund and the Adviser (the “Investment Management Agreement”), the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, asset allocation, leverage limitations, reporting requirements and other guidelines, in addition to the general monitoring of the Fund’s portfolio, subject to the oversight of the Board.

The Adviser has sole discretion to make all investment decisions. See “Management of the Fund-Adviser.” The Adviser’s principal offices are located at 240 Saint Paul Street, Suite 400, Denver, Colorado 80206.

The Adviser is an affiliate of Forum Real Estate Group, LLC (“FREG”), a Colorado limited liability company that is a full-service real estate investment firm with a focus on multifamily development and acquisitions and opportunistic commercial acquisition and development. FREG, other affiliates of the Adviser, or third-party property managers may be engaged at prevailing market rates to provide property management and other services, for the Fund’s commercial real estate investments. The Fund may invest in assets that are serviced by FREG or other affiliates of the Adviser.

Sub-Adviser

The Adviser has engaged Nuveen Asset Management, LLC, a Delaware limited liability company that is a registered investment adviser under the Advisers Act, to act as the Fund’s non-discretionary sub-adviser (the “Sub-Adviser” or “Nuveen”). The Sub-Adviser assists the Adviser in identifying and evaluating potential investments for the Fund and participates in ongoing diligence and monitoring of the Fund’s investments. The Sub-Adviser and any other sub-adviser retained by the Adviser will be paid by the Adviser. See “Management of the Fund.”

Fund Services

The Fund has retained UMB Fund Services Inc. (the “Administrator”) to provide certain fund services, including fund administration, fund accounting, and transfer agency services to the Fund. The Fund has also retained PINE Advisors LLC (“PINE”) to provide outsourced treasury and compliance services, including an outsourced Principal Financial Officer and Chief Compliance Officer, to the Fund. The Fund compensates the Administrator and PINE for these services and reimburses them for certain out-of-pocket expenses. See “Fees and Expenses” below.

Custodian	UMB Bank, N.A. (the “Custodian”) serves as the Fund’s custodian. See “Management of the Fund.”
Fees and Expenses	The Fund bears its own operating expenses. A more detailed discussion of the Fund’s expenses can be found under “Summary of Fund Expenses.”

Investment Management Fee.    The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory services provided by the Adviser to the Fund. The Investment Management Fee is accrued daily and payable monthly and calculated at the annual rate of 1.50% of the Fund’s average daily net assets. The Investment Management Fee is paid to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. See “Summary of Fund Expenses” and “Investment Management Agreement.”

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	9

Administration Fee.    In consideration for services provided under the Administrative Services Agreement, the Administrator is paid an annual fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses. See “Administrator and Transfer Agent.”

Transfer Agency Fee.    In consideration for services provided under the Transfer Agent Agreement, UMB Fund Services Inc. is paid an annual fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Transfer Agency Fee”). The Transfer Agency Fee is paid to the Administrator out of the assets of the Fund, and therefore will decrease the net profits or increase the net losses of the Fund.

Shareholder Servicing Fees.    The Fund has adopted a Shareholder Servicing Plan with respect to Class I Shares, Class K Shares, and Class M Shares, under which the Fund is permitted to pay as compensation to qualified recipients 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares and 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class K Shares and Class M Shares (the “Shareholder Servicing Fee”). The Shareholder Servicing Fee is paid out of the Class I Shares’, Class K Shares’ or Class M Shares’ assets (as applicable) and decreases the net profits or increases the net losses of such Class (as applicable). Founders Shares are not subject to the Shareholder Servicing Fee. See “Shareholder Servicing Plan.”

Distribution and Service Fee.    The Fund has adopted a Distribution and Shareholder Service Plan (the “Plan”) with respect to Class K Shares and Class M Shares consistent with the requirements of Rule 12b-1 under the Investment Company Act. The Fund is permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.75% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class K Shares and Class M Shares, respectively (the “Distribution and Service Fee”) as compensation for sale of Class K Shares and Class M Shares or the provision of certain Shareholder services. The Distribution and Service Fee is paid out of the Class K Shares’ or Class M Shares’ assets and will decrease the net profits or increase the net losses of the Class K Shares or Class M Shares. Class I Shares and Founders Shares are not subject to the Distribution and Service Fee. See “Distribution and Service Plan.”

Outsourced Officer Services.    In consideration for services provided under the Services Agreement between PINE and the Fund, including the provision of the Principal Financial Officer and the Chief Compliance Officer, PINE receives a monthly fee. The Fund also reimburses PINE for certain out-of-pocket expenses incurred on the Fund’s behalf. See Administrator; Compliance Services below for more information.

The Offering

The Fund is offering the Shares on a continuous basis pursuant to this prospectus (the “Offering”). Shares will be distributed by the Fund’s distributor, Foreside Fund Services, LLC (the “Distributor”) at a price equal to net asset value (“NAV”) per Share. The Distributor is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to distribute Shares of the Fund.

10	FORUM REAL ESTATE INCOME FUND

Class I Shares are available for purchase through registered investment advisers and certain other financial intermediaries. The minimum initial investment for Class I Shares is $10,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the dividend reinvestment plan described below, which are not subject to a minimum purchase amount. Class K Shares are available for purchase through independent broker-dealers, and Class M Shares will be available for purchase via the brokerage arm of a select global wealth management firm.

The minimum initial investment for Class K Shares and Class M Shares is $10,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the dividend reinvestment policy described below, which are not subject to a minimum purchase amount. The minimum initial investment for Founders Shares is $25,000,000 and the minimum subsequent investment is $5,000, except for purchases pursuant to the dividend reinvestment policy described below, which are not subject to a minimum purchase amount. Founders Shares may be purchased directly from the Fund or through a Financial Intermediary, as defined below. In order to meet the minimum investment amounts for Shares purchased through a Financial Intermediary, the Financial Intermediary may combine the value of all Shares being purchased with the value of any Shares of the same Class that were purchased or will be purchased within six months from the initial purchase through such Financial Intermediary, provided such Financial Intermediary enters into the requisite letter of intent to meet the minimum investment amount on an aggregate basis.

Certain institutions (including banks, trust companies, brokers and investment advisers) may be authorized to accept, on behalf of the Fund, purchase and exchange orders and repurchase requests placed by or on behalf of their customers, and if approved by the Fund, may designate other financial intermediaries and their agents to accept such orders (collectively, “Financial Intermediaries”). Financial Intermediaries may impose their own investment minimums.

Shareholders who received Founders Shares (which were previously referred to as Class I Shares) in the Private Offering were not subject to the minimum initial investment amount set forth above, but will be required to meet the minimum subsequent investment for any new purchases of Founders Shares in the Offering. The Fund reserves the right to waive any investment minimums in its discretion. See “Plan of Distribution.”

Each Class of Shares has different ongoing fees and expenses as set forth above under “Fees and Expenses” and in “Summary of Fund Expenses” below. When selecting a Share Class, you should consider which Share Classes are available to you, how much you intend to invest, how long you expect to own Shares, and the total costs and expenses associated with a particular Share Class. If you have hired a Financial Intermediary and you are eligible to invest in more than one Class of Shares, your Financial Intermediary may help determine which Share Class is appropriate for you. Each investor’s financial considerations are different, and you should speak with your Financial Intermediary to help you decide which Share Class is best for you. Not all Financial Intermediaries will offer all classes of shares.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	11

Expense Limitation Agreement

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) pursuant to which the Adviser has contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund to the extent necessary to limit the Fund’s operating expenses to 2.80% of the Class K Shares’ average daily net assets, 1.90% of the Class I Shares’ average daily net assets, 2.55% of the Class  M Shares’ average daily net assets, and 1.80% of the Founders Shares’ average daily net assets. For these purposes, ordinary annual operating expenses include organization and offering costs, but exclude brokerage commissions and other similar transactional expenses, interest (including interest incurred on borrowed funds and interest incurred in connection with bank and custody overdrafts), other borrowing costs and fees (including commitment fees), taxes, litigation and indemnification expenses, judgments, and extraordinary expenses. The Adviser is entitled to seek reimbursement from the Fund of fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that a reimbursement will not cause a Class’s operating expenses (after giving effect to reimbursement) to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the reimbursement. The Expense Limitation Agreement will continue in effect through October 31, 2025 and will renew automatically for successive periods of one year thereafter, unless written notice of termination is provided by the Adviser to the Fund not less than 10 days prior to the end of the then-current term. No such termination shall affect the obligation (including the amount of the obligation) of the Fund to repay amounts of fees waived or expenses paid or reimbursed with respect to periods prior to the date of such termination. The Board may terminate the Expense Limitation Agreement at any time on not less than 10 days’ prior notice to the Adviser, and the Expense Limitation Agreement may be amended at any time only with the consent of both the Adviser and the Board. See “Expense Limitation Agreement.”

Distribution Policy

The Fund will make monthly distributions to Shareholders. Unless a Shareholder elects otherwise, the Shareholder’s distributions will be reinvested in additional Shares of the same Class under the Fund’s dividend reinvestment policy (“DRIP”). Shareholders who elect not to participate in the Fund’s DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). The Board reserves the right to change or suspend the monthly distribution policy from time to time. See “Dividend Reinvestment Policy.” The amount of any distributions the Fund may make is uncertain, and the Fund’s organizational documents permit it to pay distributions from any source, including borrowings, sale of assets, and offering proceeds. The Fund’s distribution proceeds may exceed its earnings, in which case portions of distributions that the Fund makes may be a return of money that Shareholders originally invested and represent a return of capital resulting in tax consequences to Shareholders for tax purposes. See U.S. FEDERAL INCOME TAX CONSIDERATIONS — Distributions to Shareholders.

12	FORUM REAL ESTATE INCOME FUND

Closed-End Fund Structure

Closed-end funds differ from mutual funds in that closed-end funds do not typically redeem their shares at the option of the Shareholder. Rather, closed-end fund shares typically trade in the secondary market via a stock exchange. Unlike many closed-end funds, however, the Fund’s Shares will not be listed on a stock exchange. Instead, the Fund will continuously offer its Shares and provide limited liquidity to Shareholders by offering to repurchase a limited amount of the Fund’s Shares quarterly (see “Repurchases of Shares”). Shareholders should consider Shares of the Fund to be an illiquid investment appropriate only as a long-term investment. Shareholders should look to the Fund’s quarterly repurchase offers as their sole means of liquidating their investment, which may be limited as described below. Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time.

Repurchases of Shares

The Fund operates as an “interval fund,” a type of fund which, in order to provide liquidity to Shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at the applicable NAV per Share, reduced by any applicable repurchase fee. Subject to applicable law and approval of the Board, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at the applicable NAV per Share, which is the minimum amount permitted. Written notification of each quarterly repurchase offer will be sent to Shareholders at least 21 and no more than 42 days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The date on which the Fund’s NAV applicable to a repurchase offer is calculated (the “Repurchase Pricing Date”) will occur no later than 14 days after the Repurchase Request Deadline (or the next business day if the 14th calendar day is not a business day). The Fund expects to distribute payment to Shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after the Repurchase Pricing Date. See “Quarterly Repurchase Offers” for a full description of the repurchase program, including how the Fund will handle any offer that is oversubscribed.

The Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Risk Factors — Repurchase Offers Risk.” In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	13

U.S. Federal Income Tax Considerations

The Fund has elected to be taxed as a REIT. The Fund believes that it is organized, and expects to operate, in such a manner to qualify for taxation as a REIT.

The Fund’s qualification and taxation as a REIT will depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, the various and complex REIT qualification tests imposed under the Code. No assurance can be given that the Fund will in fact satisfy such requirements for any taxable year. The Declaration of Trust contains certain transfer and ownership limitations intended to assist the Fund in continuing to satisfy the share ownership requirements that apply to REITs. However, the rules that apply to determine ownership of a REIT are complex. If the Fund were to fail to satisfy a share ownership requirement, it would fail to qualify as a REIT if the Fund were unable to avail itself of any available relief provisions.

If the Fund qualifies as a REIT, it will be allowed to deduct dividends paid to its Shareholders and, as a result, it generally will not be subject to U.S. federal income tax on that portion of its ordinary income and net capital gain that it timely distributes as dividends to its Shareholders. The Fund intends to make distributions to its Shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “U.S. Federal Income Tax Considerations” below.

14	FORUM REAL ESTATE INCOME FUND

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur, and that Shareholders can expect to bear directly or indirectly.

Shareholder Transaction Expenses:	Class K Shares	Class I Shares	Class M Shares	Founders Shares
Sales Load (as a percentage of offering price)	None	None	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	0.00%	0.00%	0.00%	0.00%
Maximum Early Repurchase Fee (as a percentage of repurchases amount)(1)	0.00%	0.00%	0.00%	0.00%
Annual Expenses (as a percentage of net assets attributable to Shares):
Management Fee	1.50%	1.50%	1.50%	1.50%
Interest Payments on Borrowed Funds(2)	1.12%	1.12%	1.12%	1.12%
Other Expenses(3)	1.13%	1.13%	1.13%	1.13%
Distribution and Shareholder Service (12b-1) Fee(4)	0.75%	0.00%	0.50%	0.00%
Shareholder Servicing Fee(5)	0.25%	0.10%	0.25%	0.00%
Acquired Fund Fees and Expenses(6)	0.01%	0.01%	0.01%	0.01%
Total Annual Fund Operating Expenses Before Fee Waivers and Expense Reimbursements	4.76%	3.86%	4.51%	3.76%
Fee Waivers and/or Expense Reimbursement(7)	(0.83)%	(0.83)%	(0.83)%	(0.83)%
Total Annual Expenses	3.93%	3.03%	3.68%	2.93%

____________

(1)    If a Shareholder requests that repurchase proceeds be paid by wire transfer, such Shareholder will be assessed an outgoing wire transfer fee at prevailing rates charged by the Administrator, currently $15.00.

(2)    The Fund may borrow funds to make investments. The costs associated with any such outstanding borrowings, as well as issuing and servicing debt securities, will be indirectly borne by the Shareholders. Interest payments on borrowed funds are based on actual amounts for the current fiscal year.

(3)    Other expenses include, but are not limited to, legal fees, audit and tax fees, custody fees, administration fees, transfer agent fees, Chief Compliance Officer and Principal Financial Officer fees, and trustees’ fees. Other expenses are based on estimated amounts for the current fiscal year.

(4)    The Fund has adopted a Distribution and Shareholder Service Plan for Class K Shares and Class M Shares. The Fund charges a Distribution and Shareholder Service Fee of 0.75% of the average daily net assets of the Fund attributable to Class K Shares and 0.50% of the average daily net assets of the Fund attributable to Class M Shares. The Distribution and Shareholder Service Fee is paid for sale of the Class K Shares and Class M Shares, and to reimburse the Distributor for distribution-related expenses incurred. See “Plan of Distribution.”

(5)    The Fund charges a Shareholder servicing fee of 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares, 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class K Shares, and 0.25% on an annualized basis of the average daily net assets of the Fund attributable to Class M Shares. The Fund uses these fees to compensate financial intermediaries or financial institutions for providing ongoing Shareholder servicing. See “Shareholder Servicing Plan and Distribution and Service Plan.”

(6)    “Acquired Fund Fees and Expenses” are expenses incurred indirectly by the Fund through its ownership of shares in other investments companies and are not direct costs paid by Fund Shareholders. The “Acquired Fund Fees and Expenses” disclosed above are based on estimated amounts for the current fiscal year.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	15

(7)    The Adviser and the Fund have entered into the Expense Limitation Agreement pursuant to which the Adviser has contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund to the extent necessary to limit the Fund’s operating expenses to 2.80% of the Class K Shares’ average daily net assets, 1.90% of the Class I Shares’ average daily net assets, 2.55% of the Class M Shares’ average daily net assets, and 1.80% of the Founders Shares’ average daily net assets. The Fund’s ordinary operating expenses include organization and offering costs, but exclude brokerage commissions and other similar transactional expenses, interest (including interest incurred on borrowed funds and interest incurred in connection with bank and custody overdrafts), other borrowing costs and fees (including commitment fees), taxes, litigation and indemnification expenses, judgments, and extraordinary expenses. The Adviser is entitled to seek reimbursement from the Fund of fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that a reimbursement will not cause a Class’s operating expenses (after giving effect to the reimbursement) to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the reimbursement. The Expense Limitation Agreement will continue in effect through October 31, 2026 and will renew automatically for successive periods of one year thereafter, unless written notice of termination is provided by the Adviser to the Fund not less than 10 days prior to the end of the then-current term. No such termination shall affect the obligation (including the amount of the obligation) of the Fund to repay amounts of fees waived or expenses paid or reimbursed with respect to periods prior to the date of such termination. The Board may terminate the Expense Limitation Agreement at any time on not less than 10 days’ prior notice to the Adviser, and the Expense Limitation Agreement may be amended at any time only with the consent of both the Adviser and the Board. See “Management of the Fund — Expense Limitation Agreement.”

The purpose of the Summary of Expenses Table is to assist prospective investors in understanding the various fees and expenses that they will bear, directly and indirectly, if they buy and hold shares of the Fund. More information about management fees, fee waivers and other expenses is available in “Management of the Fund” starting on page 51 of this Prospectus.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes an investment of $1,000 in the Fund for the time periods indicated, that all distributions are reinvested at net asset value and that the percentage amounts listed under Annual Expenses remain the same in the years shown. The example reflects the fee waiver/expense reimbursement arrangement through the date of its scheduled termination. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.

Based on these assumptions and assuming you hold all of your Shares at the end of each period, your costs would be:
Example	1 Year	3 Years	5 Years	10 Years
Class K	$40	$136	$233	$477
Class I	$31	$110	$192	$404
Class M	$37	$129	$222	$457
Founders Shares	$30	$107	$187	$395

The purpose of the above table is to help a holder of Shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.
16	FORUM REAL ESTATE INCOME FUND

FINANCIAL HIGHLIGHTS

The following financial highlights tables are intended to help a prospective investor understand the Fund’s financial performance for the period shown. The tables below reflect the financial results for a single share of Founders Shares, Class I Shares and Class K Shares outstanding throughout each period presented. Because Class M Shares of the Fund had not commenced operations as of the date of this Prospectus, no performance data for Class M Shares is provided. This information has been derived from the Fund’s financial statements. The information for the fiscal year ended December 31, 2024, 2023 and 2022, and for the period April 16, 2021 through December 31, 2021, for Founders Shares, the fiscal year ended December 31, 2024 and for the period February 22, 2023 to December 31, 2023 for Class I Shares, and for the period July 17, 2024 through December 31, 2024, for Class K Shares has been audited by CohnReznick LLP, the Fund’s independent registered public accounting firm. The Fund’s annual report and semi-annual report are available from the Fund upon request without charge by calling 888-267-1456 or online at www.freif.com.

Founders Shares

Per share operating performance.
For a capital share outstanding throughout each period.

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022	For the Period Ended December 31, 2021(1)
Net Asset Value, Beginning of Period	$9.36	$9.16	$9.84	$10.00
From Operations:
Net Investment Income(2)	0.93	0.96	0.72	0.27
Net Realized and Unrealized Gain (Loss) on Investments	0.27	0.11	(0.68)	0.10
Total From Operations	1.20	1.07	0.04	0.37

Less Distributions:
Net Investment Income	(0.93)	(0.87)	(0.72)	(0.40)
Net Realized Gains	(0.01)	—	—	(0.13)
Total Distributions	(0.94)	(0.87)	(0.72)	(0.53)

Net Asset Value, End of Period	$9.62	$9.36	$9.16	$9.84

Total Return(3)	13.36%	12.24%	0.46%	3.70%

Ratios and Supplemental Data:
Net assets, end of period (in 000’s)	$115,358	$76,904	$56,522	$57,679
Including interest expense:
Ratio of gross expenses to average net assets	3.75%	5.33%	4.98%	4.18%
Ratio of net expenses to average net assets(6)	2.92%	3.33%	2.93%	2.55%
Ratio of net investment income to average net assets	9.67%	10.40%	7.55%	3.94%
Excluding interest expense:
Ratio of gross expenses to average net assets	2.63%	3.80%	4.19%	3.88%
Ratio of net expenses to average net assets(6)	1.80%	1.80%	2.14%	2.25%
Ratio of net investment income to average net assets	10.79%	11.93%	8.34%	4.24%
Portfolio turnover rate	53%	34%	30%	49%

____________

(1)    The Fund commenced operations April 16, 2021.

(2)    Based on average shares outstanding for the period.

(3)    Total returns are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any, and excludes the effect of sales charges. Had the Adviser not waived expenses, total returns would have been lower.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	17

(4)    Not annualized for periods of less than one year.

(5)    Annualized.

(6)    Effective September 29, 2022, the share expense cap was changed from 2.25% to 1.80% of average net assets.

Class I Shares

Per share operating performance.
For a capital share outstanding throughout each period.

	For the Year Ended December 31, 2024	For the Period Ended December 31, 2023(1)

Net Asset Value, Beginning of Period	$9.36	$9.38
From Operations:
Net Investment Income(2)	0.92	0.83
Net Realized and Unrealized Gain (Loss)	0.27	(0.05)
Total From Operations	1.19	0.78

Less Distributions:
Net Investment Income	(0.92)	(0.80)
Net Realized Gains	(0.01)	—
Total Distributions	(0.93)	(0.80)

Net Asset Value, End of Period	$9.62	$9.36

Total Return(3)	13.26%	8.76	%(4)

Ratios and Supplemental Data:
Net assets, end of period (in 000’s)	$78,280	$17,365
Including interest expense:
Ratio of gross expenses to average net assets	3.85%	5.43	%(5)
Ratio of net expenses to average net assets	3.02%	3.43	%(5)
Ratio of net investment income to average net assets	9.57%	10.48	%(5)
Excluding interest expense:
Ratio of gross expenses to average net assets	2.73%	3.90	%(5)
Ratio of net expenses to average net assets	1.90%	1.90	%(5)
Ratio of net investment income to average net assets	10.69%	12.01	%(5)
Portfolio turnover rate	53%	34	%(4)

____________

(1)    Reflects operations for the period from February 22, 2023 (commencement of operations) to December 31, 2023.

(2)    Based on average shares outstanding for the period.

(3)    Total returns are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any, and excludes the effect of sales charges. Had the Adviser not waived expenses, total returns would have been lower.

(4)    Not annualized for periods of less than one year.

(5)    Annualized.

18	FORUM REAL ESTATE INCOME FUND

Class K Shares

Per share operating performance.
For a capital share outstanding throughout each period.

For the Period Ended December 31, 2024(1)

Net Asset Value, Beginning of Period	$9.64
From Operations:
Net Investment Income(2)	0.39
Net Realized and Unrealized Loss	0.04
Total From Operations	0.43

Less Distributions:
Net Investment Income	(0.45)
Net Realized Gains	(0.01)
Total Distributions	(0.46)

Net Asset Value, End of Period	$9.61

Total Return(3)	4.62%

Ratios and Supplemental Data:
Net assets, end of period (in 000’s)	$1
Including interest expense:
Ratio of gross expenses to average net assets	4.75%
Ratio of net expenses to average net assets	3.92%
Ratio of net investment income to average net assets	8.67%
Excluding interest expense:
Ratio of gross expenses to average net assets	3.63%
Ratio of net expenses to average net assets	2.80%
Ratio of net investment income to average net assets	9.79%
Portfolio turnover rate	53%

____________

(1)    Reflects operations for the period from July 17, 2024 (commencement of operations) to December 31, 2024.

(2)    Based on average shares outstanding for the period.

(3)    Total returns are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any, and excludes the effect of sales charges. Had the Adviser not waived expenses, total returns would have been lower.

(4)    Not annualized for periods of less than one year.

(5)    Annualized.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	19

The table below contains information related to senior securities, including reverse repurchase agreements, of the Fund for the periods set forth below.
Senior Securities
	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022	For the Period(1) Ended December 31, 2021
Reverse Repurchase Agreements			—	—
Payable for securities sold under agreements to repurchase (000’s)	$35,359	$18,049	$13,954	$14,127
Asset coverage end of period per $1,000 of payable for securities sold under agreements to repurchase	$6,476	$6,223	$5,051	$5,083

____________

(1)    The Fund commenced operations on April 16, 2021.
20	FORUM REAL ESTATE INCOME FUND

THE FUND

The Fund was organized as a Delaware statutory trust on April 5, 2021. The Fund is registered under the Investment Company Act as a closed-end management investment company and operates as an interval fund in accordance with Rule 23c-3 under the Investment Company Act. As a non-diversified company, the Fund may invest a greater portion of its assets in a more limited number of issuers than a diversified fund. The Fund has elected to be taxed as a REIT for U.S. federal income tax purposes under the Code.

The Fund offers four separate Classes of Shares designated as Class K Shares, Class I Shares, Class M Shares, and Founders Shares. Each Class of Shares is subject to different fees and expenses. The Fund may offer additional Classes of Shares in the future.

Before the Fund began the Private Offering, the Predecessor Fund reorganized with and transferred all its portfolio securities into the Fund and the Predecessor Fund ceased operations. The Predecessor Fund maintained an investment objective, strategies and investment policies, and guidelines that were, in all material respects, equivalent to those of the Fund. The Fund has the same investment adviser and portfolio managers as the Predecessor Fund. The Predecessor Fund was a private fund not subject to registration under the Investment Company Act in reliance on Section 3(c)(7) of the Investment Company Act.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	21

USE OF PROCEEDS

The net proceeds of the continuous offering of shares will be invested in accordance with the Fund’s investment objective, strategies, and policies (as stated below). The Fund will pay offering expenses incurred with respect to its continuous offering. Pending investment of its assets in accordance with its investment strategies, the Fund will invest in money market funds and other liquid investments. Additionally, as described in more detail under “Quarterly Repurchase Offers,” the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to a repurchase offer from the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer. Accordingly, the Fund will maintain a portion of the proceeds of the continuous offering in cash to satisfy its quarterly repurchase offers.

22	FORUM REAL ESTATE INCOME FUND

INVESTMENT OBJECTIVES, POLICIES, AND STRATEGIES

Investment Objectives

The Fund’s primary objectives are to maximize current income and to preserve investor capital, with a secondary focus on long-term capital appreciation. The Fund’s investment objective is non-fundamental and may be changed by the Board without shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s investment objective. There can be no assurance the Fund will meet its investment objectives.

Investment Strategies

The Fund concentrates its investments (i.e., invests more than 25% of its assets) in the real estate industry. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of borrowings for investment purposes) in a portfolio of commercial real estate loans and other real estate related investments located in the United States. “Real estate related investments” include, but are not limited to, agency and non-agency CMBS, commercial real estate CLOs, preferred equity issued by REITs or companies that develop, own and operate commercial real estate assets, mezzanine loans backed by commercial real estate assets, and securities issued by publicly traded REITs. To a lesser extent, the Fund may invest directly in commercial real estate. The categories of commercial real estate underlying the Fund’s investments include, but are not limited to, multifamily, industrial, mixed use, hospitality, office and retail.

The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are referred to as “high yield” securities and “junk bonds,” have speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. There are no limits on the Fund’s investments in below investment grade securities or their equivalents.

The Fund’s 80% investment policy may be changed by the Board without Shareholder approval. Shareholders will, however, receive at least 60 days’ prior notice of any change to the Fund’s 80% investment policy.

The Adviser’s goal is to take a nimble investment approach to real estate by investing in the preferred equity, mezzanine debt and senior debt (often referred to as the “capital stack”) of issuers in the real estate industry. The Adviser believes that its affiliation with FREG, a full-service real estate investment and development firm, and its relationship with the Sub-Adviser, an indirect wholly owned subsidiary of a global asset manager that invests primarily in the public markets, will enable the Adviser to take advantage of relative value opportunities in the real estate industry through all phases of a market cycle. The combined team will have unique access to investments that have high barriers to entry and the capacity to invest in niche real estate products across the real estate industry. Additionally, the Fund will have access to both traditional and bespoke credit opportunities because the Sub-Adviser’s large scale and long-standing global industry relationships will allow the Fund to participate in transactions that are not widely syndicated. The Fund will also benefit from FREG’s extensive experience as a commercial real estate operator and the Adviser’s “Owner’s Mentality” when underwriting investment opportunities.

Co-Investments.    The Fund, the Adviser and certain other funds affiliated with the Adviser have received exemptive relief from the SEC that enables the Fund to engage in certain co-investment transactions with its affiliates. Pursuant to such relief, the Fund is permitted to co-invest with such affiliates if a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Board make certain conclusions in connection with a potential co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Fund and its Shareholders and do not involve overreaching in respect of the Fund or its Shareholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of the Shareholders and is consistent with the Fund’s investment objective and strategies. The exemptive

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	23

relief imposes extensive conditions on any co-investments made in reliance on such relief, including the requirement that all participating funds in a co-investment transaction participate under the same terms and conditions, which may limit or restrict the Fund’s ability to participate in an investment or participate in an investment to a lesser extent. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and its affiliates. See “Conflicts of Interest.”

Under the Adviser’s allocation of investment opportunities procedures, in the event of demand among the Adviser’s clients, including the Fund, exceeding the available allocation of investment opportunities, the Adviser will determine whether to reduce a client’s access to the investment opportunity based on the Adviser’s allocation policy and procedures then in effect. In such circumstances, the Fund will be subject to the terms of the Adviser’s allocation of investment opportunities procedures like all other clients.

Leverage.    In pursuing the Fund’s investment objective, the Fund may seek to enhance returns through the use of leverage. The Fund primarily intends to enter into financing transactions using reverse repurchase agreements, but it may also enter into credit agreements and other loan transactions with financial institutions such as banks. Under the Investment Company Act, the Fund’s aggregate amount of indebtedness, regardless of the form it takes, is limited to up to 33⅓% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such indebtedness) immediately after entering into any type of financing transaction. Certain types of the Fund’s investments may also utilize property level debt financing (i.e., mortgages on properties that are non-recourse to the Fund except in extremely limited circumstances).

Leverage magnifies volatility and will decrease the Fund’s return if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The Fund’s leverage strategy may not work as planned or achieve its goal.

Non-Diversified Status.    Although the Fund is a “non-diversified” investment company within the meaning of the Investment Company Act, and as such may invest a greater portion of its assets in a more limited number of issuers than a diversified fund, the Fund will seek to achieve diversification by investing across real estate asset classes, property types, positions in the capital stack, and geographic locations. The real estate underlying the Fund’s investments will be located in the United States.

Types of Investments

The Fund expects that its real estate-related debt investments will be secured by or issued in connection with one or more to the following broad types of commercial real estate: (1) multifamily, (2) office, (3) retail, and (4) industrial properties.

Multifamily.    Multifamily properties are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main types of multifamily properties: garden-style (mostly one-story apartments); low-rise; and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in urban markets or locations with strong employment and demographic dynamics.

Office.    Office properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest quality to Class K buildings which are below investment grade.

Retail.    The retail sector is comprised of five main formats: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and 10 to 15 years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand.
24	FORUM REAL ESTATE INCOME FUND

Industrial.    Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which can help mitigate the risks associated with rising expenses.

Other Real Estate Investments.    In addition to office, retail, multifamily, and industrial commercial real estate (“CRE”) properties, the Fund may also acquire other alternative types of CRE properties, including but not limited to student housing, data centers, self-storage, wireless towers, truck terminals, single family rentals, manufactured housing, hospitality, and medical and healthcare facilities, including hospitals, medical office buildings, senior housing, skilled nursing facilities, assisted living facilities, and research facilities.

Real Estate-Related Debt Investments

The Fund invests in real estate-related debt investments by engaging in any of the following transactions: purchasing or participating in commercial real estate related debt (“CRE Debt”) investments, purchasing loans from third-party sellers, or investing in or purchasing securities through a real estate investment vehicle. The experience of the Adviser and its affiliates will provide the Fund flexibility in a variety of market conditions. Under the terms of the Investment Management Agreement between the Fund and the Adviser, the Fund is responsible for certain real estate transaction related expenses, including expenses incurred in connection with borrowings or the acquisition, holding, and disposition of real estate investments. Accordingly, to the extent expenses associated with originating or servicing such loans are not borne by the borrower, the Fund will be responsible for such expenses.

The Fund may also seek to take advantage of market dislocations by opportunistically purchasing discounted loans and securities in the secondary market and making direct real estate investments (“Direct Real Estate Investments”).

The Fund expects that the real estate-related debt investments will generally consist of the following types of commercial real estate debt:

First Mortgage Loans.    First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans generally provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times may mean control of the entire capital structure.

Subordinate Mortgage Loans.    Subordinate mortgage loans are loans that have a lower priority to collateral claims. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is repaid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements.

Mezzanine Loans.    Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property-owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements.

Participations in Loans.    For certain select real estate-related loans, including investments in first mortgage loans, subordinate mortgage loans, mezzanine loans, and other commercial real estate related loans, the Fund may enter into participation agreements or intercreditor agreements, potentially in a subordinate position to other participants in a syndicated lending structure.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	25

CMBS

The Fund invests in agency and non-agency CMBS. CMBS are commercial mortgages pooled in a trust that are principally secured by real property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodologies, to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order of priority (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially in order of priority (AAA classes to equity).

Agency CMBS are CMBS that are issued by a U.S. government agency such as the Government National Mortgage Association (“Ginnie Mae”) or a federally chartered corporation such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”).

Non-agency CMBS are securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation. Like agency CMBS, non-agency CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. Non-agency CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The credit quality of non-agency CMBS depends on the securitization structure and the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties, the mortgage loan terms, such as amortization, market assessment and geographic location, construction quality of the property, and the creditworthiness of the borrowers.

The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are often structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors for foregone interest collections.

Mortgage-backed securities may include multiple types of securities, including collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

The Fund may also purchase risk-retention bonds off of single asset/single borrower CMBS securitizations. These bonds are typically horizontal pari passu interests in the most subordinate tranches of CMBS transactions. Based on regulatory requirements, these risk-retention bonds must be held for a minimum of five years and cannot be leveraged. In addition, transfer requirements restrict the ability to sell these investments after the minimum five-year hold period to only approved transferees under federal risk-retention rules.

Preferred Equity

The Fund may purchase preferred equity securities issued by entities that own real estate or real estate-related investments, including private REITs or publicly traded REITs. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with

26	FORUM REAL ESTATE INCOME FUND

fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity issuer, there typically is a change of control event and the limited partner assumes control of the entity. Rights of holders of preferred equity are usually governed by partnership agreements.

Potential Investment Structures

As noted above, the Fund may gain exposure to CRE Debt Investments and Direct Real Estate Investments both directly and indirectly through three types of potential investment structures, as set forth below.

•       Wholly owned subsidiaries of the Fund (“Wholly Owned Entities”).    The Fund may invest in CRE Debt Investments and Direct Real Estate Investments through one or more Wholly Owned Entities. Direct Real Estate Investments owned through Wholly Owned Entities may include fee simple (i.e., an absolute title to the underlying real estate free of any other claims), leasehold ownership, or a partnership interest in the underlying real estate. Unlike investments through Co-Investment Entities or Joint Venture Entities (both as defined below), the Fund will maintain complete ownership of any underlying Direct Real Estate Investments or CRE Debt Investment held by a Wholly Owned Entity and as a result, the Fund will bear all risks associated with the underlying Direct Real Estate Investments or CRE Debt Investment. The Fund will, however, have greater flexibility as to disposition or restructuring of a CRE Debt Investment or the renovation, redevelopment, repositioning, or disposition of an underlying Direct Real Estate Investments held by the Wholly Owned Entity because the Fund will be in a position to exercise sole decision-making authority with respect to such underlying Direct Real Estate Investments or CRE Debt Investment. Further, investments in real estate made through a Wholly Owned Entity will not be subject to the risk of bankruptcy of a third party or failure of such third party to fund any required capital contributions, or the risk of disputes between the Fund and its joint venture partners that could result in litigation or arbitration that would increase the Fund’s expenses.

•       Entities in which the Fund co-invests alongside affiliates of the fund or unaffiliated third-party investors (“Co-Investment Entities”).    Instead of acquiring full ownership of Direct Real Estate Investments or CRE Debt Investments through a Wholly Owned Entity, the Fund may acquire partial interests through entities in which the Fund co-invests with affiliates of the Adviser or unaffiliated third parties. The Fund’s ownership percentage in a Co-Investment Entity will generally be pro rata to the amount of money the Fund applies to the total commitment amount for any underlying CRE Debt Investments or purchase price (including financing, if applicable) and the acquisition, construction, development, or renovation expenses, if any, of an underlying Direct Real Estate Investments, as applicable, owned by the Co-Investment Entity. The Fund’s investments in real estate through the securities of a Co-Investment Entity including the Fund’s affiliates is subject to the requirements of the Investment Company Act and an exemptive order issued by the SEC allowing the Fund to co-invest with certain of its affiliates. See “Investment Strategies — Co-Investments.” Certain unaffiliated third parties may also invest in the Co-Investment Entity on terms that may vary from those of the Fund or its affiliates. The Fund expects that any unaffiliated third parties that will invest alongside the Fund in a Co-Investment Entity will generally be institutional investors such as public pension funds, corporate pension funds and qualified trusts forming part of an endowment or charitable foundation. Co-investments made by the Fund may result in certain conflicts of interest. See “Conflicts of Interest.”

• Entities in which the Fund co-invests solely alongside unaffiliated third parties and over which the Fund exerts some control (“Joint Venture Entities”).    The Fund may enter into Joint Ventures Entities with third parties, including partnerships, co-tenancies and other co-ownership arrangements or participations with mortgage or investment banks, financial institutions, real estate developers, owners, or other non-affiliated third parties for the purpose of owning or operating Direct Real Estate Investments or CRE Debt Investments through Joint Venture Entities. In such event, the Fund would not be in a position to exercise sole decision-making authority regarding any underlying Direct Real Estate Investments or CRE Debt Investments held by the Joint Venture Entity, and as a result the Fund may also be subject to the potential risk of impasses on decisions, such as a sale, because neither it nor its joint venture partners would have full control over the investments held by the Joint Venture Entity.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	27

See “Risk Factors — Risks Related to Direct Investments in Real Estate — Partial Ownership Interests” and “— Reliance on Third-Party Managers or Joint Venture Partners.” Unlike investments in Wholly Owned Entities, investments in Joint Venture Entities may, under certain circumstances, involve risks related to the involvement of a third party, including the possibility that the Fund’s joint venture partners might become bankrupt or fail to fund their required capital contributions. As with a Co-Investment Entity, the Fund expects that the other unaffiliated third-party joint venture partners that will invest alongside the Fund in a Joint Venture Entity will generally be institutional investors such as public pension funds, corporate pension funds and qualified trusts forming part of an endowment or charitable foundation.

When considering entering into a joint venture, the Adviser and the Fund’s management will consider all facts they feel are relevant including, but not limited to, the nature and attributes of the other members of a potential Joint Venture Entity, the proposed structure of a Joint Venture Entity, the nature of the operations, liabilities and assets a Joint Venture Entity may conduct or own, and the proportion of the size of the Fund’s interest when compared to the interests owned by other members of a Joint Venture Entity.

If and to the extent the Fund establishes a subsidiary, such subsidiary will comply with the provisions of the Investment Company Act governing investment policies, capital structure, and leverage on an aggregate basis with the Fund. Moreover, if in the future the Fund sets up a subsidiary that has an investment adviser, such investment adviser will comply with the provisions of the Investment Company Act relating to investment advisory contracts as if it were an investment adviser to the Fund, and such subsidiary will comply with the affiliated transaction and custody provisions of the Investment Company Act.

The Fund does not currently intend to invest in any entities that primarily engage in investment activities in securities or other assets and that are primarily controlled by the Fund. Notwithstanding the foregoing, the Fund may conduct certain activities or invest in assets through one or more wholly owned taxable REIT subsidiaries (“TRS”). A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. In general, the Fund may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless the Fund and such corporation make a joint election to treat it as a TRS. No more than 20% of the value of the Fund’s total assets may consist of stock or securities of one or more TRSs. See “Risks Associated with Taxable REIT Subsidiaries.”

Investment Process

The portfolio managers, Pat Brophy, Neil Shah, and Jason Brooks, run the investment process and jointly share responsibility for the day-to-day management of the Fund, with no limitation on the authority of one portfolio manager in relation to the others.

Other Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund’s principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Fund may invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these circumstances, the Fund may not achieve its investment objectives. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the Investment Company Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program.
28	FORUM REAL ESTATE INCOME FUND

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. For the fiscal year ending December 31, 2024, the portfolio turnover was 53%. Higher rates of portfolio turnover may generate short-term capital gains taxable as ordinary income and dividends paid may not qualify for advantageous federal tax rates. There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. As a result, there can be no assurance as to what portion of the Fund’s distributions will be designated as qualified dividend income. See “U.S. Federal Income Tax Considerations.”
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	29

RISK FACTORS

Investing in the Fund involves risks, including the risk that an investor may receive little or no return on their investment or that an investor may lose part or all of such investment. An investment in the Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objectives. Your securities at any point in time may be worth less than you invested, even after taking into account the reinvestment of Fund dividends or distributions, as applicable. You should consider carefully the following principal risks before investing in the Fund.

General Risks of Investing in the Fund

Fluctuations in Fund NAV

The Fund’s NAV may be significantly affected by numerous factors, including the risks described in this Prospectus, many of which are outside of the Fund’s control. There is no guarantee that the Fund’s NAV will not decrease and it may fluctuate significantly.

Investment and Market Risk

The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

The success of the Fund’s investment activities will be affected by these general economic and market conditions. Additionally, environmental and public health risks, such as natural disasters or pandemics/epidemics, or widespread fear that such events may occur, may impact markets adversely and cause market volatility in both the short- and long-term. The U.S. stock and credit markets have experienced price volatility, dislocations and liquidity disruptions in the past. Any future disruptions in the capital and credit markets will adversely affect the Fund’s ability to identify suitable investments, obtain financing and exit investments at the desired times and on terms favorable to the Fund, which in turn may adversely affect the Fund’s financial condition, results of operations, cash flow and ability to make distributions to Shareholders.

Geopolitical instability, including the ongoing conflict between Russia and Ukraine and armed conflicts involving Israel, actual and potential shifts in United States foreign, trade, economic and other policies, and rising trade tensions between the United States and Canada, China, and Mexico, as well as other global events, have significantly increased macroeconomic uncertainty at a national and global level. These and any related events could significantly impact the Fund’s performance and the value of an investment in the Fund.

The Fund does not know how long the U.S. economy, financial markets and real estate markets and operations may be affected by these events and cannot predict the effects of these events or similar events in the future on the U.S. economy, financial markets and real estate markets and operations. Those events also could have an acute effect on individual issuers or tenants or related groups of issuers or tenants. These risks also could adversely affect individual properties and investments, interest rates, secondary trading, risk of tenant defaults, decreased occupancy at our properties, credit risk, inflation, deflation and other factors that could adversely affect the Fund’s investments, net investment income and the net asset value of the Shares.
30	FORUM REAL ESTATE INCOME FUND

Closed-End Interval Fund Risk

The Fund is a non-diversified, closed-end management investment company operating as an “interval fund” and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Repurchase Offers Risk

Although the Fund, as a fundamental policy, will make quarterly offers to repurchase at least 5% and up to 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. Accordingly, you may not be able to sell your Shares when or in the amount that you desire. Additionally, if a repurchase offer is oversubscribed, Shareholders may be unable to liquidate the full amount of Shares tendered during a particular repurchase offer (see “Quarterly Repurchase Offers”).

The Fund believes that these repurchase offers are generally beneficial to Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective.

If proceeds of the Offering are used to meet repurchase obligations, it may constitute a return of capital, resulting in tax consequences to the Shareholders (see “U.S. Federal Income Tax Considerations” below). Any use of capital to meet repurchase obligations will be distributed after payment of Fund fees and expenses. If the Fund sells investments in order to fund repurchase requests, the repurchase of Shares will be a taxable event for Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI. If, as expected, the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. Under certain circumstances, consistent with the requirements of the Fund’s Declaration of Trust and By-Laws and the provisions of the Investment Company Act and the rules thereunder including Rule 23c-3, the Fund may repurchase or redeem at NAV the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person. Please see “Quarterly Repurchase Offers — Involuntary Repurchases” in this Prospectus and “Repurchases and Transfers of Shares — Involuntary Repurchases” in the SAI for additional information.

Liquidity Risk

To the extent consistent with the applicable liquidity requirements for interval funds, the Fund may invest without limit in illiquid investments. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Many of the Fund’s investments may be illiquid. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven (7) calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in

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volatile markets. The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. The liquidity of certain assets, particularly of privately issued and non-investment grade mortgage-backed securities, asset-backed securities and collateralized debt obligations, may be difficult to ascertain and may change over time. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments.

Competition Risk

Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. The Fund’s profitability depends, in large part, on its ability to acquire target assets at attractive prices. In acquiring its target assets, the Fund will compete with a variety of institutional investors, including specialty finance companies, public and private funds, REITs, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Desirable investments in the Fund’s target assets may be limited in the future and the Fund may not be able to take advantage of attractive investment opportunities from time to time. The Fund cannot assure you that the competitive pressures it faces will not have a material adverse effect on its business, financial condition and results of operations or the Fund’s ability to locate, consummate and exit investments that satisfy its investment objectives.

Management Risk and Reliance on Key Personnel

The Fund is subject to management risk because it is an actively managed investment portfolio. There can be no guarantee that the investment decisions made by the Adviser will produce the desired performance results. Regulatory restrictions, actual or potential conflicts of interest or other considerations may cause the Adviser to restrict or prohibit participation in certain investments, or may affect the investment techniques available to the Adviser in connection with managing the Fund. In such circumstances, the Fund may purchase other securities or instruments as substitutes, which may not perform as intended and could adversely affect the ability of the Fund to achieve its investment objectives.

In connection with the investment process, the Adviser or the Sub-Adviser, as applicable, will exercise its professional judgment in evaluating important and complex business, financial, tax, accounting and legal issues and will rely on the third-party resources reasonably available to it. Such resources may not be sufficient, accurate, complete or reliable, and the Adviser’s or Sub-Adviser’s due diligence may not reveal or identify all matters that could have a material effect on the value of an investment. Moreover, even if due diligence reveals certain factors that prove to have a material effect on the value of an investment, there is no guarantee that the Adviser or the Sub-Adviser, as applicable, will accurately predict at the time of considering an investment that such factors will ultimately prove to have such a material effect.

There can be no assurance that the key personnel at the Adviser or the Sub-Adviser will be retained. The ability to retain such personnel or to attract suitable replacements should any such persons leave is dependent on the competitive nature of the employment market. The loss of the services of one or more of the Adviser’s or Sub-Adviser’s key employees could have an adverse impact on the Fund’s ability to realize its investment objectives.

Limited Performance History

The Fund has a limited performance history, especially with respect to operations as an interval fund, that Shareholders can use to evaluate the Fund’s investment performance. The Investment Company Act and the Code impose numerous constraints on the operations of registered management investment companies and REITs that do not apply to the other types of investment vehicles. As a result, an investment in the Shares may entail more risk than the shares of a comparable company with a substantial operating history.
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Below Investment Grade (High Yield or Junk) Securities Risk

There is no limit on the Fund’s ability to invest in below investment grade securities. Below investment grade securities may be particularly susceptible to economic downturns and are inherently speculative. It is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The retail secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment, both in the short-term and the long-term.

Cybersecurity Risks

The Adviser, the Sub-Adviser, the Fund and its other Service Providers depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, their computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, the Adviser, the Sub-Adviser, the Fund and its other Service Providers may experience threats to their data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the Adviser’s, the Sub-Adviser’s, the Fund’s or its other Service Providers’ computer systems and networks, or otherwise cause interruptions or malfunctions in the operations of such entities, which could result in damage to their reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Concentration Risk

The Fund’s investments in real estate debt are expected to be secured by commercial real estate assets. The Fund’s concentration in the commercial real estate industry may increase the volatility of the Fund’s returns and may also expose the Fund to the risk of economic downturns in this industry to a greater extent than if its portfolio also included investments in other industries. While this portfolio concentration may enhance total returns to the Shareholders, if any large position sustains a material loss, the returns to the Fund, and thus to Shareholders, will be lower than if the Fund had invested in a more diversified portfolio.

Further, there is no limit regarding the amount of Fund assets that may be invested in commercial real estate in any single geographic area within the United States. To the extent the Fund concentrates its investments in a limited number of commercial real estate assets or geographic areas, the Fund will be subject to certain risks relating to concentrated investments. The Fund’s revenue from, and the value of, its commercial real estate assets located in any single concentrated region may be affected disproportionately by a number of factors, including local commercial real estate conditions (such as oversupply of or reduced demand for such properties) and the local economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics, and other factors may adversely impact the local economic climate. A downturn in either the local economy or in general real estate conditions for any market in which the Fund’s investments are concentrated could adversely affect the Fund’s financial condition, results of operations, cash flow and ability to make distributions to Shareholders.

Valuation Risks

The price the Fund pays for its private commercial real estate investments will be based on the Adviser’s projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. If any of such projections are inaccurate or it ascribes a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on the Fund’s investment may be lower than expected and the Fund could experience losses. Accurate valuations may be more difficult to obtain in times of low

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transaction volume due to fewer market transactions that can be considered in the context of an appraisal. It also may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Fund's real property investments between valuations, or to obtain complete information regarding any such events in a timely manner.

For the purposes of calculating the Fund’s NAV, private commercial real estate investments will initially be valued at cost, which the Fund expects to represent fair value at that time. Thereafter, valuations of private commercial real estate investments will be derived from an independent third-party service provider on a semi-annual basis.

Within the parameters of the valuation policies adopted by the Valuation Designee and approved by the Board, the valuation methodologies used to value the Fund’s private commercial real estate investments will involve subjective judgments and projections that may not materialize. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not materialize. Valuations of the Fund’s private CRE Debt investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Fund’s or the Adviser’s control. Valuations of the Fund’s private CRE Debt investments by an independent third-party service provider are generally conducted semi-annually. In the interim between third-party evaluations, the Adviser’s Valuation Committee shall value each such investment on a monthly basis as set forth in the valuation procedures adopted by Adviser and approved by the Board (see “Determination of Net Asset Value”). It may be difficult for the Valuation Designee to quantify the impact of financial conditions and other factors relevant to the valuation of such and asset, and the information necessary to make a full assessment of the asset’s fair value may not be immediately available, which may require the Valuation Designee to make an assessment of fair value with incomplete information.

The Fund’s Board has designated the Adviser as the Fund’s Valuation Designee pursuant to Rule 2a-5 under the Investment Company Act. However, the Adviser’s participation in the Fund’s valuation process could result in a conflict of interest, since the fee payable to the Adviser is based on the Fund’s average daily net assets. A material change in a private commercial real estate investment or a new appraisal of a private commercial real estate investment may have a material impact on the Fund’s overall NAV, resulting in a sudden increase or decrease to the Fund’s NAV per share. Real estate valuations do not necessarily represent the price at which assets will sell, since market prices of real estate assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset is actually sold in the market, and the difference between carrying value and the ultimate sales price could be material.

Accurate valuations may be more difficult to obtain in times of low transaction volume due to fewer market transactions that can be considered in the context of an appraisal. It also may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Fund’s real property investments between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies, an unanticipated structural or environmental event at a property or material changes in market, economic and political conditions globally and in the jurisdictions and sectors in which a property operates, may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the Fund’s NAV per share may not reflect a material event until such time as sufficient information is available and the impact of such an event on a property’s valuation is fully evaluated.

Reverse Repurchase Agreements Risk.

The use of reverse repurchase agreements involves many of the same risks involved in the use of leverage, because the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement will decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained by the Fund will decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, the Fund could be adversely affected. Also, in entering into reverse repurchase agreements, the

34	FORUM REAL ESTATE INCOME FUND

Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements, the Fund’s NAV will decline, and, in some cases, the Fund could be worse off than if it had not used such instruments.

Leverage Limitations under the Investment Company Act

As a closed-end investment company that is registered with the SEC, the Fund is subject to the federal securities laws, including the Investment Company Act and the rules thereunder. The Investment Company Act generally limits the extent to which the Fund is able to use borrowings and “uncovered” transactions that give rise to a form of leverage, including reverse repurchase agreements and any other senior securities representing indebtedness, to 33⅓% of the Fund’s total assets, including assets attributable to such leverage. That is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) will be at least 300% of the senior securities representing indebtedness. In addition, the Fund is not permitted to declare any cash dividend or other distribution on common shares unless, at the time of such declaration, this asset coverage test is satisfied.

Rule 18f-4 under the Investment Company Act (“Rule 18f-4”) regulates the use of derivatives and certain related instruments, including reverse repurchase agreements, by certain funds registered under the Investment Company Act. The Fund qualifies as a “limited derivatives user” as defined in Rule 18f-4, and accordingly the Fund is not required to establish a derivatives risk management program or to appoint a derivatives risk manager. The Fund has, however, adopted policies and procedures to manage its aggregate derivatives risk.

Since the Fund qualifies as a limited derivatives user, the Fund treats its holdings of reverse repurchase agreements as senior securities under Section 18 of the Investment Company Act. Accordingly, reverse repurchase agreements are subject to the 300% asset coverage requirements described above. The Fund combines the aggregate amount of indebtedness associated with reverse repurchase agreements or similar financing instruments with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio.

To the extent that Wholly Owned Entities directly incur leverage in the form of debt, the amount of such recourse leverage used by the Fund and such Wholly Owned Entities is consolidated and treated as senior securities for purposes of complying with the Investment Company Act’s limitations on leverage by the Fund. Accordingly, it is the Fund’s present intention to utilize leverage through debt or borrowings, including reverse repurchase agreements, in an amount not to exceed 33⅓% of the Fund’s total assets (i.e., maintain 300% asset coverage), including the amount of any direct debt or borrowing by Wholly Owned Entities. Certain types of the Fund’s investments may also utilize property level debt financing (i.e., mortgages on properties that are non-recourse to the Fund except in extremely limited circumstances).

Risks of Investing in Real Estate-Related Investments

General Risks Relating to Real Estate-Related Debt and Preferred Equity Investments

The Fund invests in a variety of real estate-related debt and preferred equity investments, and will be subject to a variety of risks in connection with such investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact the Fund’s performance by making it more difficult for entities in which the Fund invests to satisfy their debt payment obligations, increasing the default risk applicable to such borrowers and/or making it relatively more difficult for the Fund to generate attractive risk-adjusted returns. It is impossible to predict the degree to which economic conditions generally, and the conditions for real estate investing in particular, will improve or will deteriorate. Declines in the performance of the U.S. and global economies, the commercial real estate markets or in the commercial real estate debt markets could have a material adverse effect on the Fund’s investment strategy and performance.
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Risks Relating to CRE Debt Instruments

CRE Debt instruments (e.g., mortgages, mezzanine loans and preferred equity) that are secured by commercial real estate, are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•       tenant mix and tenant bankruptcies;

•       success of tenant businesses;

•       property management decisions, including with respect to capital improvements, particularly in older building structures;

•       property location and condition;

•       competition from other properties offering the same or similar services;

•       changes in laws that increase operating expenses or limit rents that may be charged;

•       any need to address environmental contamination at the property;

•       changes in national, regional, or local economic conditions, real estate values and/or rental occupancy rates;

•       changes in interest rates and in the state of the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

•       changes in real estate tax rates and other operating expenses;

•       changes in governmental rules, regulations and fiscal policies, including environmental regulation;

•       seasonal and weather-related fluctuations in demand affecting the performance of certain properties, including real estate used in the hospitality industry;

•       decline in demand for real estate from increased use of e-commerce or other technological advances;

•       acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

•       adverse changes in zoning laws.

In addition, the Fund may be exposed to the risk of judicial proceedings with borrowers and entities in which it invests, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by the Fund as a lender or an investor. In the event that any of the properties or entities underlying or collateralizing the Fund’s CRE Debt Investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments could be materially and adversely affected.
36	FORUM REAL ESTATE INCOME FUND

CRE CLO Risk

CRE CLOs are subject to the risks of substantial losses due to actual defaults by underlying borrowers, which will be greater during periods of economic or financial stress. CRE CLOs may be adversely impacted due to collateral defaults of subordinate tranches and market anticipation of defaults. The risks of CRE CLOs will be greater if the Fund invests in CRE CLOs that hold loans of uncreditworthy borrowers or if the Fund holds subordinate tranches of a CRE CLO that absorbs losses from the defaults before senior tranches. In addition, CRE CLOs are subject to interest rate risk and credit risk.

If the mortgage portfolios underlying CRE CLOs have been overvalued by the mortgage originators, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, the Fund may incur significant losses. In addition, control over a CRE CLO’s related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. The Fund may acquire classes of CRE CLOs for which the Fund may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of the underlying loans, the related special servicer or collateral manager may take actions that could adversely affect the Fund’s interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CRE CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the Fund may invest in CRE CLOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Risks Related to Investments in Publicly Traded REITs

The Fund’s investments in the securities of publicly traded REITs will be subject to a variety of risks affecting those REITs directly. Share prices of publicly traded REITs may decline because of adverse developments affecting the real estate industry and real property values, including supply and demand for properties, the economic health of the country or of different regions, the strength of specific industries that rent properties and interest rates. REITs often invest in highly leveraged properties. Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market. In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income-producing investments. REITs are also subject to heavy cash flow dependency and defaults by borrowers and tenants. Shareholders in the Fund may pay higher fees than Shareholders in funds that do not hold shares of underlying publicly traded REITS because the underlying REITS impose fees in addition to those imposed by the Fund.

Risks Relating to Commercial Mortgage-Backed Securities

The Fund will invest a portion of its assets in pools or tranches of CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

The securitization process that CMBS go through may also result in additional risks. Generally, CMBS are issued in classes similar to mortgage loans. To the extent that the Fund invests in a subordinate class, it will be paid interest only to the extent that there are funds available after paying the senior classes. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid and may not be paid at all. Subordinate CMBS are also subject to greater credit

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risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may not ultimately prove to be accurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating assigned to such security, which may result in the returns on any such CMBS investment being less than anticipated.

Non-agency Securities Risk

Investments in asset-backed or mortgage-backed securities offered by non-governmental issuers, such as commercial banks, savings and loans, private mortgage insurance companies, mortgage bankers and other secondary market issuers are subject to additional risks. There are no direct or indirect government or agency guarantees of payments in loan pools created by non-government issuers. Securities issued by private issuers are subject to the credit risks of the issuers. An unexpectedly high rate of defaults on the loan pool may adversely affect the value of a non-agency security and could result in losses to the Fund. The risk of such defaults is generally higher in the case of pools that include subprime loans. Non-agency securities are typically traded “over-the-counter” rather than on a securities exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, the non-agency mortgage-related securities held by the Fund may be particularly difficult to value because of the complexities involved in assessing the value of the underlying loans and the value of these securities can change dramatically over time.

Risks Relating to Subordinated Debt Investments

To the extent that the Fund acquires subordinated or “mezzanine” debt investments, the Fund does not anticipate having absolute control over the underlying collateral because the Fund will be dependent on third-party borrowers and agents and will have rights that are subordinate to those of senior lenders. The Fund’s subordinated or mezzanine debt interests may be in real estate companies and real estate-related companies and properties whose capital structures may have significant leverage ranking ahead of the Fund’s investment. While the Adviser anticipates that the Fund’s investments will usually benefit from the same or similar financial and other covenants as those enjoyed by the leverage ranking ahead of the Fund and will usually benefit from cross default provisions, some or all of such terms may not be part of particular investments. The Adviser anticipates that the Fund’s usual security for these types of investments will be pledges of ownership interests, directly and/or indirectly, in a property-owning entity, and in many cases the Fund may not have a mortgage or other direct security interest in the underlying real estate assets. Moreover, it is likely that the Fund will be restricted in the exercise of its rights in respect of these types of investments by the terms of subordination agreements between it and the leverage ranking ahead of the Fund’s capital. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all and there can be no assurance that the rate of return objectives of the Fund or any particular investment will be achieved. To protect its original investment and to gain greater control over the underlying assets, the Fund may need to elect to purchase the interest of a senior creditor or take an equity interest in the underlying assets, which may require additional investment by the Fund.

Risks Relating to Mezzanine Loans

The mezzanine loans in which the Fund may invest may include loans secured by one or more direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or through subsidiaries or affiliates, one or more properties. Although not secured by the underlying real estate, mezzanine loans share certain of the characteristics of subordinate loan interests described above. It is expected that the properties owned by such entities are or will be subject to existing mortgage loans and other indebtedness. As with subordinate commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying properties and, therefore, is subject to similar considerations and risks, including certain of the considerations and risks described herein. Mezzanine loans may also be affected by the successful operation of other properties, the interests in which are not pledged to secure the mezzanine loan. The entity ownership interests securing the mezzanine loans may represent only partial interests in the related real estate company and may not control either the related real estate company or the underlying property. As a result, the effective realization on the collateral securing a mezzanine loan in the event of default may be limited.
38	FORUM REAL ESTATE INCOME FUND

Mezzanine loans may also involve certain additional considerations and risks. For example, the terms of mezzanine loans may restrict transfer of the interests securing such loans (including an involuntary transfer upon foreclosure) or may require the consent of the senior lender or other members or partners of or equity holders in the related real estate company, or may otherwise prohibit a change of control of the related real estate company. These and other limitations on realization on the collateral securing a mezzanine loan or the practical limitations on the availability and effectiveness of such a remedy may affect the likelihood of repayment in the event of a default.

Risks Relating to Commercial Mortgage Loans

Commercial mortgage loans have certain distinct risk characteristics. Mortgage loans on commercial properties generally lack standardized terms, which may complicate their structure and increase due diligence costs. Commercial mortgage loans also tend to have shorter maturities than single-family residential mortgage loans and are generally not fully amortizing, which means that they may have a significant principal balance or “balloon” payment due on maturity. Mortgage loans with a balloon payment involve a greater risk to a lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the property securing the loan at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the financial condition and operating history of the property and the borrower, tax laws, prevailing economic conditions and the availability of credit for loans secured by the specific type of property.

Commercial mortgage loans generally are non-recourse to borrowers. In the event of foreclosure on a commercial mortgage loan, the value at that time of the collateral securing the mortgage loan may be less than the principal amount outstanding on the mortgage loan and the accrued but unpaid interest thereon.

Risks Relating to Interest Rates

Changes in interest rates may adversely affect the Fund’s investments. Changes in the level of interest rates can affect the Fund’s income by affecting the spread between the income on its assets and the expense of its interest-bearing liabilities, as well as the value of the Fund’s interest-earning assets and its ability to realize gains from the sale of assets. Interest rates are highly sensitive to factors such as governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Fund. The Fund may finance its activities with both fixed and variable rate debt. With respect to variable rate debt, the Fund’s performance may be affected adversely if it does not or is unable to limit the effects of changes in interest rates on its operations by employing an effective hedging strategy, including engaging in interest rate swaps, caps, floors or other interest rate contracts, or buying and selling interest rate futures or options on such futures. Should the Fund so elect (and it will be under no obligation to do so), the use of hedging instruments to hedge a portfolio carries certain risks, including the risk that losses on a hedge position will reduce the Fund’s earnings and funds available for distribution to the Shareholders and that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended purpose of offsetting losses on an investment and, in certain circumstances, could increase such losses. The Fund may also be exposed to the risk that the counterparties with which it trades may cease making markets and quoting prices in such instruments, which may render the Fund unable to enter into an offsetting transaction with respect to an open position, or the risk that a counterparty may default on its obligations.

Credit Ratings Risk

Credit ratings on debt securities represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value; therefore, they may not fully reflect the true risks of an investment. Moreover, market conditions may significantly impair the value and liquidity of investments and may result in a lack of correlation between their credit ratings and value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer’s current financial condition may be better or worse than a rating indicates. In addition, many of the Fund’s investments are not expected to be assigned public ratings by the rating agencies.
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Prepayment Risk

Senior mortgage loans, junior notes, mezzanine loans and certain CMBS loans may be subject to prepayment, which is affected by a number of factors. If prevailing rates for similar loans fall below the interest rates on such loans, prepayment rates would generally be expected to increase, reducing the yield to maturity and average life of the investment. If the Fund reinvests the proceeds of such prepayments, it will likely do so at a lower rate of interest. Conversely, if prevailing rates for similar loans rise above the interest rates on such loans, prepayment rates would generally be expected to decrease, creating maturity extension risk, and potentially increasing the Fund’s volatility.

Counterparty Risk

Certain of the Fund’s investments will transpire in private markets. Differing market standards for counterparty credit evaluation may expose the Fund to the risk that a counterparty will not complete or settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (irrespective of whether bona fide), counterparty default, or inability to perform, causing the Fund to suffer a loss. Such “counterparty” risk is accentuated for contracts with longer maturities or where the Adviser has concentrated the Fund’s transactions with a particular counterparty or group of counterparties.

Limitations on Remedies Risk

Although the Fund will have certain contractual remedies upon the default by borrowers under certain investments, such as foreclosing in the underlying real estate or collecting rents generated therefrom or acquiring equity interests in the borrower or property owning entity, certain legal requirements may limit the ability of the Fund to effectively exercise such remedies. Furthermore, the right of a mortgage lender to convert its loan position into an equity interest may be limited by certain common law or statutory prohibitions, which may operate to prevent a lender from exercising conversion rights from debt to equity interests. In this connection, the laws with respect to the rights of creditors and other investors in certain jurisdictions in which the Fund may invest may not be comprehensive or well developed, and the procedures for the judicial or other enforcement of such rights may be of limited effectiveness.

Consumer Protection Laws

The loans underlying certain of the Fund’s investments and/or the originators of such loans may be subject to special rules, disclosure and licensing requirements and other provisions of federal and state consumer protection laws, including, among others, the federal Truth-in-Lending Act, Regulation Z, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act and related statutes. Failure to comply with these federal or state consumer protection laws and related statutes could subject lenders to specific statutory liabilities. In some cases, this liability may affect the subsequent assignees of such obligations, including the issuer of such securities. In particular, a lender’s failure to comply with the federal Truth-in-Lending Act could subject such lender and its assignees to monetary penalties and could result in rescission. Numerous class action lawsuits have been filed in multiple states alleging violations of these statutes and seeking damages, rescission and other remedies. These suits have named the originators and current and former holders. If any issuer of a loan held by the Fund were to be named as a defendant in a class action lawsuit, the costs of defending or settling such lawsuit or a judgment could reduce the amount available for distribution on issuer’s securities and could negatively impact the returns to the Fund.

General Risks of Direct Investments in Real Estate

To a lesser degree, the Fund may invest in equity ownership interests in real estate as part of its investment strategy. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by a property, as well as the expenses incurred in connection therewith. Accordingly, the performance of these investments is subject to the risks affecting cash flow, expenses, capital appreciation, and, to the extent the investments are leveraged, the risks incident to borrowing funds, including risks associated with changes in the general economic climate, changes in the overall real estate market, local real estate conditions, the

40	FORUM REAL ESTATE INCOME FUND

financial condition of tenants, buyers and sellers of properties, supply of or demand for competing properties in an area, technological innovations that dramatically alter space and demand requirements, the availability of financing, changes in interest rates and mortgage availability, inflation, inventory availability and demand, taxes, competition based on rental rates, energy and supply shortages, various uninsured and uninsurable risks, government regulations, environmental laws and regulations, zoning laws, environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which inadequate reserves had been established, changes in the relative popularity of property types and locations, risks due to dependence on cash flow and risks and operating problems arising out of the presence of certain construction materials, force majeure, acts of war (declared and undeclared), terrorist acts, strikes and other factors which are beyond the control of the Fund. In addition, rising interest rates could make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of any existing real estate investments.

When interest rates decline, borrowers may pay off their loans sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. In addition, the creditworthiness, servicing practices, and financial viability of the loan servicers present significant risks. For instance, a servicer may be required to make advances in respect of delinquent loans underlying mortgage-related securities; however, servicers experiencing financial difficulties may not be able to perform these obligations.

Insufficient Cash Flow

Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the property. In the event that the Fund does not have sufficient cash available to it through its operations to continue operating its business as usual, the Fund may need to find alternative ways to increase its liquidity. Such alternatives may include, without limitation: divesting itself of properties, whether or not they otherwise meet the Fund’s strategic objectives to keep in the long-term, at less than optimal terms; incurring debt; entering into leases with its tenants at lower rental rates or less than optimal terms; or entering into lease renewals with its existing tenants without an increase in, and with possibly lower, rental rates. There can be no assurance, however, that such alternative ways to increase the Fund’s liquidity will be available to the Fund. Additionally, taking such measures to increase the Fund’s liquidity will adversely affect its business, results of operations and financial condition.

Inflation/Deflation Risk.

Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Shares and distributions on the Shares can decline. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy (or expectations that such policies will change). In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to Shareholders.

Deflation risk is the risk that prices throughout the economy decline over time — the opposite of inflation. Deflation could have an adverse effect on the creditworthiness of issuers and could make issuer defaults more likely, which could result in a decline in the value of the Fund’s portfolio.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	41

Dependence on Tenants; Financial Condition of Tenants

The Fund’s revenues from direct investments in real estate will depend, at least in part, on the creditworthiness of tenants and would be adversely affected by the loss of or default by significant lessees. Much of the tenant base is expected to consist of non-rated and non-investment grade tenants. In addition, certain properties may be occupied by a single tenant, and as a result, the success of those properties depends on the financial stability of that tenant. Lease payment defaults by tenants could cause the Fund to reduce the amount of distributions to the Shareholders and could force the Fund to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the property. In the event of a tenant default, the Fund may also experience delays in enforcing the Fund’s rights as landlord and may incur substantial costs in protecting its investment and re-leasing the property. If a lease is terminated, the value of the property may be immediately and negatively affected, and the Fund may be unable to lease the property for the rent previously received or at all or sell the property without incurring a loss.

A tenant of one or more of the Fund’s properties or subsequently acquired properties may experience, from time to time, a downturn in its business which may weaken its financial condition and result in its failure to make rental payments when due. At any time, a tenant may seek the protection of bankruptcy or insolvency laws, which could result in the rejection and termination of such tenant’s lease and thereby cause a reduction in the distributable cash flow of the Fund. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. If a tenant’s lease is not affirmed following bankruptcy or if a tenant’s financial condition weakens, the Fund’s cash flow may be adversely affected.

Partial Ownership Interests

The Fund may hold properties indirectly by holding investments in Joint Venture Entities or Co-Investment Entities. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that: (i) the co-venturer or partner may have control or governance rights over some or all aspects of an investment that are greater than those of the Fund; (ii) the Fund and a co-venturer or partner may reach an impasse on a major decision that requires the approval of both parties; (iii) a co-venturer or partner may at any time have economic or business interests or goals that are inconsistent with those of the Fund (including those that may be inconsistent with the qualification as a REIT of an entity through which the Fund invests); (iv) a co-venturer or partner may encounter liquidity or insolvency issues or may become bankrupt; (v) a co-venturer or partner may be in a position to take action contrary to the Fund’s investment objective; (vi) a co-venturer or partner may take actions that subject the investment to liabilities in excess of, or other than, those contemplated; or (vii) in certain circumstances, the Fund may be liable for actions of its co-venturers or partners, each of which may subject the Fund’s investments to liabilities in excess of or other than those contemplated by the Adviser. In addition, the Fund may rely upon the abilities and management expertise of a co-venturer or partner.

In connection with entering into joint venture agreements, the Fund expects to be subject to various restrictions with respect to the sale of its interests. Joint venture agreements typically include provisions setting forth rules and restrictions regarding buy-sell procedures, forced sale procedures and other liquidity transactions. It may also be more difficult for the Fund to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments as a result of these restrictions. Moreover, the Fund may not have the liquidity to execute on a sale in connection with the exercise by a joint venture partner of its buy-sell right and, as a result, the Fund may be forced to sell to the joint venture partner on disadvantageous terms.

In addition, the Fund may grant co-venturers or partners joint approval rights with respect to major decisions concerning the management, financing and disposition of investments, which would increase the risk of deadlocks. A deadlock could delay the execution of the business plan for an applicable investment or require the Fund to engage in a buy-sell of the venture with a co-venturer or partner or conduct the forced sale of the applicable investment. As a result of these risks, the Fund may be unable to fully realize its target return on any such investment.
42	FORUM REAL ESTATE INCOME FUND

Reliance on Third-Party Managers or Joint Venture Partners

Although the Adviser will monitor the performance of each of the Fund’s direct real estate investments, if any, the Adviser may engage third-party managers or joint venture partners to operate certain investments on a day-to-day basis. Affiliates of the Adviser, including FREG, will be engaged to provide property management and other services, at prevailing market rates, for the Fund’s direct investments in real estate, if any. There can be no assurance that such managers or joint venture partners, including FREG or other affiliates of the Adviser, will be able to operate the real estate investments successfully.

Litigation

The Fund may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Fund and may continue without resolution for extended periods of time. Any litigation may require the time, attention and resources of the Adviser, the Sub-Adviser and/or the Fund. The acquisition, ownership and disposition of real properties carries certain specific litigation risks. Litigation may be commenced with respect to a property acquired by the Fund or its subsidiaries in relation to activities that took place prior to the Fund’s acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of the Fund’s efforts to maximize sale proceeds. Similarly, successful buyers may later sue the Fund under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Insurance Risk

Certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes may be uninsurable or not economically insurable. The Fund may not obtain, or be able to require tenants to obtain, certain types of insurance if it is deemed commercially unreasonable. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might decrease the value of the property. As a result, the insured company could lose its investments in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund’s investment performance.

Environmental Risk

The Fund may be exposed to substantial risk of loss arising from investments involving undisclosed or unknown environmental, health or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified. Under various U.S. federal, state and local laws, ordinances and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws may also impose joint and several liability, which can result in a party being obligated to pay for greater than its share, or even all, of the liability involved. Such liability may also be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances and may be imposed on the owner in connection with the activities of a tenant at the property. The cost of any required remediation and the owner’s liability therefore as to any property are generally not limited under such laws and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate contamination from such substances, would adversely affect the owner’s ability to sell the real estate or to borrow funds using such property as collateral, which could have an adverse effect on the Fund’s return from such investment. Environmental claims with respect to a specific investment could exceed the value of such investment, and under certain circumstances, subject the other assets of the Fund to such liabilities. In addition, some environmental laws create a lien on contaminated property in favor of governments or government agencies for costs they incur in connection with the contamination.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	43

The ongoing presence of environmental contamination, pollutants or other hazardous materials on a property (whether known at the time of acquisition or not) could also result in personal injury (and associated liability) to persons on the property and persons removing such materials, future or continuing property damage (which would adversely affect property value) or claims by third parties, including as a result of exposure to such materials through the spread of contaminants.

In addition, the Fund’s operating costs and performance may be adversely affected by compliance obligations under environmental protection statutes, rules and regulations relating to investments of the Fund, including additional compliance obligations arising from any change to such statutes, rules and regulations. Statutes, rules and regulations may also restrict development of, and use of, property. Certain clean-up actions brought by governmental agencies and private parties could also impose obligations in relation to the Fund’s investments and result in additional costs to the Fund. If the Fund is deemed liable for any such environmental liabilities and is unable to seek recovery against its tenant, the Fund’s business, financial condition and results of operations could be materially and adversely affected, and the amount available to make distributions could be reduced.

Further, even in cases where the Fund is indemnified by the seller with respect to an investment against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or the ability of the Fund to achieve enforcement of such indemnities.

Availability of Financing

The Fund’s business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. For example, access to the capital markets and other sources of liquidity was severely disrupted during the 2008 financial crisis and the markets could, in the future, suffer another severe downturn and another liquidity crisis could emerge. There can be no assurance that any financing will be available to the Fund in the future on acceptable terms, if at all, or that it will be able to satisfy the conditions precedent required to use its credit facilities, if entered into, which could reduce the number, or alter the type, of investments that the Fund would make otherwise. This may reduce the Fund’s income. To the extent that financing proves to be unavailable when needed, the Fund may be compelled to modify its investment strategy to optimize the performance of the portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the Fund’s business and harm the Fund’s ability to operate and make distributions.

Maturity Risk

The Fund’s general financing strategy is focused on the use of “match-funded” structures. This means that the Fund will seek to align the maturities of its liabilities with the maturities on its assets in order to manage the risks of being forced to refinance its liabilities prior to the maturities of its assets. In addition, the Fund plans to match interest rates on its assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. The Fund may fail to appropriately employ match-funded structures on favorable terms, or at all. The Fund may also determine not to pursue a fully match-funded strategy with respect to a portion of its financings for a variety of reasons. If the Fund fails to appropriately employ match-funded strategies or determines not to pursue such a strategy, its exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm the Fund’s operating results, liquidity and financial condition.

Interest Rate Risk

The Fund’s financial performance will be influenced by changes in interest rates; in particular, such changes may affect the performance of real estate-related debt investments and publicly traded commercial real estate securities to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect the Fund’s business in a number of ways. Changes in the general level of interest rates can affect the Fund’s net interest income, which is the difference between the interest income earned on the Fund’s interest-earning assets and the

44	FORUM REAL ESTATE INCOME FUND

interest expense incurred in connection with its interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, the Fund’s ability to acquire certain publicly traded commercial real estate securities, acquire certain real estate-related debt investments at attractive prices and enter into hedging transactions. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond its control. If market interest rates increase further in the future, the interest rate on any variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect the Fund’s cash flow and could adversely impact the Fund’s results of operations.

For example, if interest rates increase, so could the Fund’s interest costs for new debt, including variable rate debt obligations under any credit facility or other financing. This increased cost could make the financing of any development or acquisition more costly. During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.

Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on certain of the publicly traded CRE securities and therefore their value. For instance, increasing interest rates would reduce the value of the fixed rate assets the Fund holds at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on the Fund’s portfolio of publicly traded CRE securities and the Fund’s financial position and operations as a change in interest rates generally.

The Fund’s operating results will depend in large part on differences between the income from the Fund’s assets less its operating costs, reduced by any credit losses and financing costs. Income from the Fund’s assets may respond more slowly to interest rate fluctuations than the cost of its borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Fund’s net income. Increases in these rates may decrease the Fund’s net income and fair value of the Fund’s assets. Interest rate fluctuations resulting in the Fund’s interest expense exceeding the income from the Fund’s assets would result in operating losses for the Fund and may limit the Fund’s ability to make distributions. In addition, if the Fund needs to repay existing borrowings during periods of rising interest rates, it could be required to liquidate one or more of its investments at times that may not permit realization of the maximum return on those investments, which would adversely affect the Fund’s profitability. Under normal market conditions, the Fund does not intend to hedge the Fund’s exposure to interest rate risk, which may cause the Fund to incur losses that would not have been incurred had such risk been hedged.

Short-Term Borrowing Risk

The Fund may be dependent on short-term financing arrangements that are not matched in duration to its financial assets. Short-term borrowing through reverse repurchase agreements, credit facilities and other types of borrowings may be recourse to the Fund and may put the Fund’s assets and financial condition at risk. The Fund’s financing structures may economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios and other covenants. In the event that the Fund is unable to meet the collateral obligations for its short-term financing arrangements, the Fund’s financial condition could deteriorate rapidly.

Restrictive Covenant Risks

When providing financing, a lender may impose restrictions on the Fund that affect its distribution and operating policies and its ability to incur additional borrowings. Financing arrangements that the Fund may enter into may contain covenants that limit its ability to further incur borrowings and restrict distributions to the Shareholders or that prohibit it from discontinuing insurance coverage. Credit facilities the Fund may enter into may contain financial covenants, including a minimum unrestricted cash covenant. These or other limitations would decrease the Fund’s operating flexibility and its ability to achieve its operating objectives, including making distributions.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	45

Risks of Failure to Qualify as a REIT

The Fund intends to operate in a manner that qualifies it for taxation as a REIT under the Code. However, qualification as a REIT involves the application of complex Code provisions. For some of these provisions, only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Fund could fail to satisfy various requirements for maintaining its qualification for taxation as a REIT. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Fund to qualify as a REIT. If the Fund fails to qualify as a REIT in any tax year, and was not entitled to relief under applicable statutory provisions, then:

•       it would be taxed as a regular domestic corporation, which under current law, among other things, means being unable to deduct dividends paid to Shareholders in computing its taxable income and being subject to U.S. federal and applicable state and local income tax on its taxable income at regular corporate income tax rates;

•       any resulting tax liability could be substantial and could have a material adverse effect on the Fund’s net asset value and cash available for distribution to Shareholders; and

•       it generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four taxable years.

Legislative or regulatory action could adversely affect the returns to Shareholders.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in the Shares. Changes to the U.S. tax laws are likely to continue to occur, and the Fund cannot assure Shareholders that any such changes will not adversely affect their taxation, their investment in the shares or the market value or the resale potential of the Fund’s assets. Shareholders are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Cuts and Jobs Act, on their investment in the shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the shares.

Potential Borrowings to Maintain REIT Status

To qualify as a REIT, the Fund must distribute annually to its Shareholders dividends equal to at least 90% of its net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. The Fund will be subject to regular corporate income taxes on any undistributed REIT taxable income, each year, including any undistributed net capital gains. Additionally, the Fund will be subject to a 4% nondeductible excise tax on any amount by which distributions paid (or deemed paid) by it in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from previous years. Certain payments the Fund makes to its Shareholders under its share repurchase plan may not be taken into account for purposes of these distribution requirements. If the Fund does not have sufficient cash to make distributions necessary to preserve its REIT status for any year or to avoid taxation, the Fund may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These actions could increase the Fund’s costs or reduce its net assets.

Compliance with REIT Requirements

To qualify as a REIT, the Fund is required at all times to satisfy tests relating to, among other things, the sources of its income, the nature and diversification of its assets, the ownership of its stock and the amounts it distributes to its Shareholders. Compliance with the REIT requirements may impair the Fund’s ability to operate solely on the basis of maximizing profits. For example, the Fund may be required to make distributions to Shareholders at disadvantageous times or when the Fund does not have funds readily available for distribution.
46	FORUM REAL ESTATE INCOME FUND

In addition, to qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of its investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities (other than securities that qualify for the straight debt safe harbor) of any one issuer unless the Fund and such issuer jointly elect for such issuer to be treated as a TRS, under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of the Fund’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more TRS, and no more than 25% of the value of Fund’s total assets may be represented by debt instruments of publicly offered funds that qualify for taxation as REITs that are not secured by mortgages on real property or interests in real property. If the Fund fails to comply with these requirements at the end of any calendar quarter, the Fund must dispose of a portion of its assets within 30 days after the end of such calendar quarter (or within six months if certain requirements are met) or qualify for certain statutory relief provisions, in order to avoid losing its REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain its qualification as a REIT, the Fund may be forced to liquidate assets from its portfolio or not make otherwise attractive investments. These actions could have the effect of reducing the Fund’s income and amounts available for distribution to its Shareholders.

Ownership Limitations

For the Fund to qualify as a REIT under the Code, not more than 50% of the value of its outstanding Shares may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year after the first year for which it elects to qualify as a REIT. The Declaration of Trust contains certain transfer and ownership limitations intended to assist the Fund in continuing to satisfy the share ownership requirements that apply to REITs. However, the rules that apply to determine ownership of a REIT are complex. If the Fund were to fail to satisfy a share ownership requirement and was unable to avail itself of any applicable relief provisions, it would fail to qualify for taxation as a REIT.

Tax Liability Risks

Even if the Fund qualifies for taxation as a REIT, the Fund may be subject to certain U.S. federal, state and local taxes on the Fund’s income and assets, on taxable income that the Fund does not distribute to its Investors, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent the Fund satisfies the 90% distribution requirement but distribute less than 100% of the Fund’s REIT taxable income, the Fund will be subject to U.S. federal corporate income tax on the Fund’s undistributed taxable income and gain. The Fund also will be subject to a 4% nondeductible excise tax if the actual amount that the Fund distributes (or is deemed to distribute) to its Shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, the Fund is subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless the Fund complies with a statutory safe harbor or earn the gain through a taxable REIT subsidiary. Further, any TRS that the Fund establishes will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to Shareholders.

Potential Restrictions on the Deduction of the Fund’s Interest Expense

Rules enacted as part of the Tax Cuts and Jobs Act may limit the Fund’s ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which the Fund holds an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of a taxpayer’s business interest

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	47

income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will generally equal its taxable income, adjusted to and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. To the extent that the Fund’s interest expense is not deductible, its taxable income will be increased, as will its REIT distribution requirements and the amounts the Fund needs to distribute to avoid incurring income and excise taxes.

Potential Revocation of REIT Election

The Declaration of Trust authorizes the Board to revoke or otherwise terminate its REIT election, without the approval of the Fund’s Shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in the Fund’s best interests to qualify as a REIT. The Board has fiduciary duties to the Fund and its Shareholders and could only cause such changes in the Fund’s tax treatment if it determines in good faith that such changes are in the Fund’s best interests and in the best interests of the Shareholders. In this event, the Fund would become subject to U.S. federal income tax on its taxable income, and the Fund would no longer be required to distribute most of its net income to its Shareholders, which may cause a reduction in the total return to its Shareholders.

Risk of Current Tax Liability on Reinvested Dividends

If a Shareholder participates in the Fund’s DRIP, the Shareholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless the Shareholder is a tax-exempt entity, the Shareholder may be forced to use funds from other sources to pay its tax liability on the reinvested dividends.

Taxation of Ordinary Dividends

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders, including individuals, is currently 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. REIT dividends that are not designated as qualified dividend income or capital gain dividends are taxable as ordinary income (“ordinary income dividends”). Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividend income could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. However, under the Tax Cuts and Jobs Act, through 2025, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT ordinary income dividends. Potential investors are urged to consult with their tax advisors regarding the effect of this change on their effective tax rate with respect to REIT dividends.

Qualification of Mezzanine Loans

The Fund may acquire mezzanine loans for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The Fund may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event the Fund owns a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, the Fund could fail to qualify as a REIT.
48	FORUM REAL ESTATE INCOME FUND

Risks Associated with Taxable REIT Subsidiaries

The Fund may conduct certain activities or invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A domestic TRS is subject to U.S. federal income tax as a C corporation.

No more than 20% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs. This requirement limits the extent to which the Fund can conduct its activities through TRSs. The values of some of its assets, including assets that the Fund holds through TRSs, may not be subject to precise determination, and values are subject to change in the future. In addition, as a REIT, the Fund must pay a 100% excise tax on IRS adjustments to certain payments that it makes or receives if the economic arrangements between the Fund and any of its TRSs are not conducted on an arm’s-length basis. The Fund intends to structure transactions with any TRS on terms that it believes are arm’s length to avoid incurring the 100% excise tax described above. However, the IRS may successfully assert that the economic arrangements of any of the Fund’s intercompany transactions are not comparable to similar arrangements between unrelated parties.

Hedging

Although the Fund does not intend to hedge its interest rate risk, Shareholders should be aware that the REIT provisions of the Code may limit the Fund’s ability to hedge its assets and operations. Under these provisions, any income that the Fund generates from hedging transactions will be excluded from gross income for purposes of the 75% and 95% REIT gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, the Fund may have to limit its use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of the Fund’s hedging activities because its TRS would be subject to tax on gains or expose it to greater risks associated with changes in interest rates than the Fund would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income of the TRS.

“Taxable Mortgage Pool” Rules and Securitizations

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as the Fund owns 100% of the equity interests in a taxable mortgage pool, it generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of shareholders, however, such as foreign shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from the Fund that is attributable to the taxable mortgage pool.

Investments in Construction Loans

The Fund may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge the Fund’s estimate of the loan value of the real property.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	49

Prohibited Transaction Tax

The Fund’s ability to dispose of property is restricted as a result of the Fund’s REIT status. The Fund will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) that it owns, directly or through a subsidiary entity (other than a TRS), that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. The Fund intends to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting its operations in such a manner so that no sale or other disposition of an asset it owns, directly or through any subsidiary other than a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions of the Fund’s properties to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

Characterization of Reverse Repurchase Agreements

When the Fund enters into a reverse repurchase agreement, it generally sells assets to the counterparty to the agreement and receives cash from the counterparty. The Fund agrees to repurchase such assets at an agreed upon date and price, and the counterparty is obligated to resell the assets back to the Fund at the end of the term of the transaction. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities. The Fund believes that, for U.S. federal income tax purposes, it will be treated as the owner of the assets that are the subject of a reverse repurchase agreements and that the reverse repurchase agreements will be treated as secured borrowing transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that the Fund did not own these assets during the term of the reverse repurchase agreements or earn the income generated by such assets for purposes of its application of the REIT asset and gross income tests.

Characterization of Repurchase Agreements

When the Fund enters into a repurchase agreement, it generally purchases assets from its counterparty and the counterparty agrees to repurchase the assets at the Fund’s cost plus interest within a specified time. The Fund is obligated to resell the assets back to the counterparty at the end of the term of the transaction. The Fund believes that, for U.S. federal income tax purposes, the repurchase agreements will be treated as secured lending transactions, with the counterparty treated as the owner of the assets that are the subject of repurchase agreements, notwithstanding that such agreements may transfer record ownership of the assets to the Fund during the term of the agreement. It is possible, however, that the IRS could successfully assert that the Fund was treated as owning these assets during the term of the repurchase agreements and as earning the income generated by such assets for purposes of its application of the REIT asset and gross income tests.
50	FORUM REAL ESTATE INCOME FUND

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser, adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Adviser and other service providers. The Board consists of four Trustees, including three Independent Trustees.

The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of the responsibilities of the various committees of the Board, are set forth under “Management” in the SAI.

Adviser

Forum Capital Advisors LLC, the Adviser, is an investment adviser registered with the SEC under the Advisers Act. Pursuant to the Investment Management Agreement, the Adviser is responsible for overseeing the management of the Fund’s activities, including investment strategies, investment goals, asset allocation, leverage limitations, reporting requirements and other guidelines in addition to the general monitoring of the Fund’s portfolios, subject to the oversight of the Board. The Adviser has sole discretion to make all investments for the Fund. The Adviser’s principal offices are located at 240 Saint Paul Street, Suite 400, Denver, CO 80206.

The Adviser is an affiliate of FREG, a full-service real estate investment firm with a focus on multifamily development and acquisitions and opportunistic commercial acquisition and development. Affiliates of the Adviser, including FREG, may be engaged to provide property management and other services, at prevailing market rates, for the Fund’s direct investments in real estate, if any. Since inception in 2007, FREG has invested in over 15,700 multifamily units worth more than $2.5 billion in total acquisition and development cost, including over 60 properties in over 20 states. The Adviser and FREG have 60+ team members.

Sub-Adviser

The Adviser has engaged Nuveen, with a principal place of business at 333 West Wacker Drive, Chicago, IL 60606, to serve as the Fund’s non-discretionary sub-adviser. Under the supervision of FCA, Nuveen will provide FCA with certain non-discretionary sub-advisory services related to the Fund’s investments in certain real estate securities and debt instruments, including CMBS. Nuveen is a registered investment adviser and an indirect wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), located at 730 Third Avenue, New York, NY 10017. TIAA is a stock life insurance company organized under New York law.

Nuveen is a global investment leader, managing an array of public and private assets for clients around the world and on behalf of its parent company, TIAA. As of December 31, 2024, Nuveen managed approximately $1.3 trillion across multiple asset classes and geographies, including approximately $29 billion in securitized credit, including CMBS. Nuveen’s global fixed-income team consists of approximately 200 investment professionals with an average of 18 years of industry experience.

TIAA or its affiliates, including Nuveen, sponsor an array of financial products for retirement and other investment goals, and provide services worldwide to a diverse customer base. Accordingly, from time to time, the Fund may be restricted from purchasing or selling securities, or from engaging in other investment activities because of regulatory, legal or contractual restrictions that arise due to a Nuveen account’s investments and/or the internal policies of TIAA or its affiliates designed to comply with such restrictions. As a result, there may be periods, for example, when Nuveen will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which investment limits have been reached.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	51

Portfolio Managers

Pat Brophy has been the Fund’s Portfolio Manager since April 2021 and is responsible for day-to-day management of the Fund’s investment portfolio. He has nearly 30 years of wide-ranging experience in real estate and financial services. Prior to joining the Adviser, Mr. Brophy managed the Global Real Estate Strategy at Janus Henderson Investors (“Janus Henderson”). Prior to joining Janus Henderson in 2005, he was a Principal/Partner at THK Associates, Inc., a Denver-based market economics and land-planning firm. His expertise is in economic analysis, real estate valuation, property development and acquisition strategies. He received his B.A. in history from Dartmouth College.

Neil Shah has been the Fund’s Portfolio Manager since April 2023 and is responsible for day-to-day management of the Fund’s investment portfolio. He has more than 14 years of experience in commercial real estate finance, with a focus on CMBS, multifamily credit, and multifamily credit risk transfer programs. Prior to joining the Adviser, Mr. Shah was Director of Capital Markets & Trading at Systima Capital Management and held prior roles at Greystone and Goldman Sachs. Mr. Shah received his bachelor’s degrees in Mathematics, Economics and Finance from Indiana University and a Master of Science in Finance and Economics from the London School of Economics and Political Science.

Jason Brooks, Head of Debt at Forum Capital Advisors LLC since May 2025 and Portfolio Manager of the Fund since June 2025, is responsible for overseeing and managing all aspects of debt-related investments and strategies for the Fund, the Adviser, FREG and their respective affiliated or related entities (“Forum”). Mr. Brooks brings over 22 years of experience in capital markets, real estate securities, and investment management to Forum. Prior to joining Forum, Mr. Brooks was a Portfolio Manager and Global Securitized Products Analyst at Janus Henderson, where he spent more than 12 years conducting research and making investment recommendations across Janus’s fixed income strategies. Before that, Mr. Brooks served as a Director at TIAA, where he led CMBS research and supported fixed income mutual fund investments. Earlier in his career, he was an Associate at Gramercy Capital Corp, responsible for asset selection and surveillance of real estate securities, including leadership on both cash and synthetic CDO issuances. Mr. Brooks holds a Bachelor of Business Administration in Finance from the College of William & Mary and an MBA in Finance from the Fordham Gabelli School of Business.

The SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of securities in the Fund.

Investment Management Agreement

Pursuant to the Investment Management Agreement between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a management fee that is calculated daily and payable monthly in arrears at the annual rate of 1.50% of the Fund’s average daily net assets (the “Management Fee”). Under the terms of the Investment Management Agreement, the Adviser bears its expenses associated with providing its services to the Fund, including compensation of, travel expenses, and office space for its officers and employees connected with investment and economic research, trading and investment management, and administration of the Fund. The Fund bears all other expenses incurred in its operations, including amounts that the Fund reimburses to the Adviser for certain administrative services that the Adviser provides or arranges at its expense to be provided to the Fund pursuant to the Investment Management Agreement.

The basis for the Board’s approval of the Management Agreement and the Sub-Advisory Agreement between the Adviser and the Sub-Adviser is provided in the Fund’s semi-annual report for the period ended June 30, 2024.

Administrator and Transfer Agent

The Fund has retained UMB Fund Services Inc., located at 235 W Galena Street, Milwaukee, WI 53212-3948, as the Administrator and Transfer Agent to provide certain fund services, including fund administration, fund accounting, and transfer agency services to the Fund. The Fund compensates the Administrator for these services and reimburses certain of its out-of-pocket expenses pursuant to the Administrative Services Agreement and Transfer Agency Agreement.

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Expense Limitation Agreement

The Adviser and the Fund have entered into the Expense Limitation Agreement pursuant to which the Adviser has contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund to the extent necessary to limit the Fund’s operating expenses to 2.80% of the Class K Shares average daily net assets, 1.90% of the Class I Shares average daily net assets, 2.55% of the Class M Shares average daily net assets, and 1.80% of the Founders Shares average daily net assets. Ordinary operating expenses include organization and offering costs, but exclude brokerage commissions and other similar transactional expenses, interest (including interest incurred on borrowed funds and interest incurred in connection with bank and custody overdrafts), other borrowing costs and fees (including commitment fees), taxes, litigation and indemnification expenses, judgments, and extraordinary expenses. The Adviser is entitled to seek reimbursement from the Fund of fees waived or expenses paid or reimbursed to the Fund under the Expense Limitation Agreement for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that a reimbursement will not cause a Class’s operating expenses (after giving effect to the reimbursement) to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the reimbursement. The Expense Limitation Agreement will remain in effect at least through October 31, 2026, and will renew automatically for successive periods of one year thereafter, unless written notice of termination is provided by the Adviser to the Fund not less than 10 days prior to the end of the then-current term. No such termination shall affect the obligation (including the amount of the obligation) of the Fund to repay amounts of fees waived or expenses paid or reimbursed with respect to periods prior to the date of such termination. The Board may terminate the Expense Limitation Agreement at any time on not less than 10 days’ prior notice to the Adviser, and the Expense Limitation Agreement may be amended at any time only with the consent of both the Adviser and the Board.

Custodian

UMB Bank, N.A., with its principal place of business located at 928 Grand Boulevard, 10th Floor, Kansas City, MO 64106, serves as Custodian for the securities and cash of the Fund’s portfolio. Under a Custodian Agreement, the Custodian holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Control Persons

A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. As of the date of this prospectus, there were no control persons of the Fund.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	53

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

The Adviser and the Sub-Adviser may from time to time engage in financial advisory activities that are independent from, and may conflict with, those of the Fund. The Adviser and/or Sub-Adviser may from time to time provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund), which may have structures, investment objectives and/or policies that are similar to those of the Fund, and which may compete with the Fund for investment opportunities. Such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser or Sub-Adviser.

Although the Adviser and Sub-Adviser will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or Sub-Adviser and that is appropriate for the Fund will be referred to the Fund. Neither the Adviser nor the Sub-Adviser is obligated to refer any investment opportunity to the Fund. The Adviser’s allocation policy is designed to fairly and equitably distribute investment opportunities over time among the Fund and other pools of capital managed by the Adviser, which may include proprietary accounts or private funds, including investment or co-investment vehicles established for personnel of the Adviser or its affiliates.

The Fund, the Adviser and certain other funds affiliated with the Adviser have received exemptive relief from the SEC to enable the Fund to engage in certain co-investment transactions with its affiliates. Pursuant to such relief, the Fund is permitted to co-invest with such affiliates if a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Board make certain conclusions in connection with a potential co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Fund and its Shareholders and do not involve overreaching in respect of the Fund or its Shareholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of the Shareholders and is consistent with the Fund’s investment objective and strategies.

The directors, partners, trustees, managers, members, officers and employees of the Adviser and Sub-Adviser may buy and sell securities or other investments for their own accounts. As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund, the Adviser and Sub-Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

The Adviser may, in its sole discretion, determine to provide, or engage or recommend an affiliate of the Adviser, including FREG, to provide, certain services to the Fund, instead of engaging or recommending one or more third parties to provide such services. Such services include, but are not limited to, property management or other services with respect to properties in which the Fund invests. Subject to applicable law and approval of the Independent Trustees, the Adviser or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, the Adviser faces a conflict of interest when selecting or recommending service providers for the Fund. Fees paid to an affiliated service provider will be determined in the Adviser’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with its responsibilities. Although the Adviser has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified at any time in the Adviser’s sole discretion) will be

54	FORUM REAL ESTATE INCOME FUND

successful. In general, compensation received by FREG or other affiliates of the Adviser for providing these services will not be directly borne by the Fund and its returns will not be directly impacted by such payments. Please refer to footnote (4) of the Summary of Fund Expenses fee table.

Among other matters, the Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to Financial Intermediaries in connection with the sale and servicing of Fund Shares. In addition, the Adviser may earn additional fees or reimbursement of expenses from certain borrowers in connection with the structuring of certain investments negotiated by the Adviser or its affiliates. The negotiation of such loans and the payment of additional compensation to Financial Intermediaries in connection with the sale and servicing of Fund shares could result in an increase in the Fund’s assets under management, which would result in a corresponding increase in management fees payable to the Adviser. The Adviser has not adopted a limitation on the maximum permissible amount of such additional compensation that could be paid to Financial Intermediaries.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	55

DISTRIBUTOR

The Fund continuously offers the Shares at their NAV per Share through Foreside Fund Services, LLC, the principal underwriter and distributor of the Shares (the “Distributor”). The Fund has entered into a Distribution Agreement with the Distributor, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group), located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Pursuant to the Distribution Agreement, the Distributor serves on a best efforts basis, subject to various conditions. The Distributor is not required to buy any Shares and does not intend to make a market in the Shares. There is no sales charge for purchases of Shares.

Under the Distribution Agreement, the Distributor is also responsible for entering into agreements with Financial Intermediaries to assist in the distribution of the Shares, reviewing the Fund’s proposed advertising materials and sales literature and making certain filings with regulators. For these services, the Distributor receives an annual fee from the Adviser. The Adviser is also responsible for paying any out-of-pocket expenses incurred by the Distributor in providing services under the Distribution Agreement.

Under the Fund’s Distribution Agreement with the Distributor, the Fund agrees to indemnify the Distributor and its control persons against certain liabilities including those that may arise under the Securities Act and the Investment Company Act as a result of: (1) the Distributor serving as distributor of the Fund pursuant to the agreement; (2) the Fund’s breach of any of its obligations, representations, warranties or covenants contained in the agreement; (3) the Fund’s failure to comply with any applicable securities laws or regulations; or (4) untrue statements of material fact or the omissions of material facts required to make statements not misleading in Fund offering materials, sales materials and shareholder reports.

The Distributor may engage one or more Financial Intermediaries to assist in the distribution of Shares. Financial Intermediaries may charge a separate fee for their service in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee is not a sales load imposed by the Fund or the Distributor and will be in addition to the fees charged or paid by the Fund. The payment of these fees and the effect of these fees on the performance of a Shareholder’s investment in Shares will not be reflected in the performance returns of Shares.

Financial Intermediaries may also impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions described in this Prospectus and are not imposed by the Fund, the Distributor or any other Fund service providers. These terms and conditions, including different transaction fees charged in connection with the purchase of Shares, could increase the cost of an investment in the Fund over time and lower investment returns. Services provided by Financial Intermediaries may vary. Shareholders investing in Shares through Financial Intermediaries should consult with the Financial Intermediaries regarding the terms and conditions related to accounts held at the Financial Intermediaries, services provided to such accounts and related service fees as well as operational limitations of the Financial Intermediary.

The Adviser may make additional payments or provide other incentives to Financial Intermediaries and other entities marketing the Fund in connection with the sale of Shares of the Fund or the servicing of the Fund. These expenses are not reflected in the expense table included in this Prospectus. Payments to Financial Intermediaries or other entities marketing the Fund create conflicts of interest by influencing the Financial Intermediaries, marketing entity and your salesperson to recommend Shares over another investment. These payments may also benefit the Adviser, the Distributor and their respective affiliates if these payments result in an increase in the NAV of the Fund, the value upon which any fees payable by the Fund to these entities are based. Shareholders investing in Shares through Financial Intermediaries should consult with the Financial Intermediaries for additional information on conflicts of interest.

56	FORUM REAL ESTATE INCOME FUND

SHAREHOLDER SERVICING PLAN AND
DISTRIBUTION AND SERVICE PLAN

Shareholder Servicing Plan

The Fund has established a Shareholder Servicing Plan with respect to Class I Shares, Class K Shares, and Class M Shares that allows the Fund to pay shareholder servicing fees to certain intermediaries with respect to Shareholders holding Class I Shares, Class K Shares, or Class M Shares (as applicable). Under the Shareholder Servicing Plan, the Fund may pay to qualified recipients 0.10% on an annualized basis of the average daily net assets of the Fund attributable to Class I Shares and 0.25% on an annualized basis of the average daily net assets of the Fund attributable to each of Class K Shares and Class M Shares (the “Shareholder Servicing Fee”). Because these fees are paid out of the assets of the Class I Shares, Class K Shares, or Class M Shares (as the case may be) on an ongoing basis, over time these fees will increase the cost of an investment in Class I Shares, Class K Shares, or Class M Shares. Founders Shares are not subject to the Shareholder Servicing Fee.

Distribution and Service Plan

The Fund has adopted a Distribution and Service Plan (the “Plan”) with respect to Class K Shares and Class M Shares consistent with the requirements of Rule 12b-1 under the Investment Company Act. Under the Plan the Fund is permitted to pay to the Distributor, or to other qualified recipients under the Plan, 0.75% or 0.50% on an annualized basis of the average daily net assets of the Fund attributable to Class K Shares and Class M Shares, respectively (the “Distribution and Service Fee”). The Distribution and Service Fee is paid for sale of the Class K Shares and Class M Shares, and to reimburse the Distributor for distribution-related expenses incurred. The Distributor generally will pay all or a portion of the Distribution and Service Fee to Financial Intermediaries that sell Class K Shares or Class M Shares. Because the Distribution and Service Fees are paid out of the Fund’s assets attributable to Class K Shares and Class M Shares on an ongoing basis, over time they will increase the cost of an investment in Class K Shares and Class M Shares and may cost more than paying other types of sales charges. Class I Shares and Founders Shares are not subject to the Distribution and Service Fee. The Distribution and Service Plan is a compensation plan, which means that the Distributor is compensated regardless of its expenses, as opposed to a reimbursement plan which reimburses only for expenses incurred. The Distributor does not retain any of the Distribution and Service Fee for profit. All Distribution and Service Fees are held in a retention account by the Distributor to pay for and/or reimburse the Adviser for distribution-related expenditures.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	57

DETERMINATION OF NET ASSET VALUE

The Fund calculates its NAV on a daily basis. The NAV of the Fund is calculated by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by the total number of outstanding shares of the Fund, generally rounded to the nearest cent.

The Board has designated the Adviser to manage and implement the day-to-day valuation of the Fund’s investments, in accordance with the Pricing and Fair Valuation Policies and Procedures (the “Valuation Procedures”). In addition, pursuant to Rule 2a-5 under the Investment Company Act, the Board has designated the Adviser as the Valuation Designee to make fair value determinations for all of the Fund’s investments for which market quotations are not readily available. The Valuation Designee conducts the valuation of the Fund’s investments at all times consistent with U.S. generally accepted accounting principles (“GAAP”) and the Investment Company Act and pursuant to the Valuation Procedures adopted by the Adviser and approved by the Board. The Valuation Designee has established a Valuation Committee, which assists in carrying out the valuation of Fund holdings and performs fair value determinations pursuant to the standards and procedures set forth in the Valuation Procedures. Fund investments are valued in accordance with Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy, which prioritizes the use of observable inputs in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material.

Investments that are listed or traded on an exchange and are freely transferrable, such as interests in public REITS or certain short-term investments, are Level 1 securities and valued at the closing price on the principal exchange on which the investment is listed or traded. Other investments for which market quotations are readily available will be valued using end-of-day pricing quotes obtained from an independent third-party fixed income pricing service on a daily basis.

Certain investments, such as CMBS, that are publicly traded but for which no readily available market quotations exist, are generally valued on the basis of information furnished by an independent pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. To assess the continuing appropriateness of pricing sources and methodologies, the Valuation Designee regularly performs price verification procedures and issues challenges as necessary to independent pricing services, and any differences are reviewed in accordance with the valuation procedures. The Valuation Designee will utilize a number of factors to determine if the quotations are representative of fair value, including through comparison of prices to multiple sources and monitoring of significant valuation events. The Sub-Adviser may also provide relevant information to the Adviser in its capacity as Valuation Designee.

Securities that are not publicly traded or whose market prices are not readily available, as will be the case for a substantial portion of CRE Debt Investments and direct real estate investments, will initially be valued at acquisition cost until a fair value is determined by the Valuation Designee in good faith pursuant to the Valuation Procedures adopted by the Adviser and approved by the Board, based on, among other things, the input of the Adviser and independent valuation firm(s) engaged to review the Fund’s investments. The Valuation Designee and independent valuation firm(s) will use a variety of approaches to establish the fair value of these investments in good faith. The approaches used will generally include widely recognized and utilized valuation approaches and methodologies, including an analysis of discounted cash flows, comparable credit spreads, publicly traded comparable companies and comparable transactions and will also consider recent transaction prices and other factors in the valuation. An independent, third-party valuation firm will generally review all of the Fund’s Level 3 investments on a semi-annual basis. In the interim between third-party evaluations, the Adviser monitors these investments on a daily basis and the Valuation Committee reviews each Level 3 investment on a monthly basis as set forth in the Valuation Procedures adopted by Adviser and approved by the Board.

58	FORUM REAL ESTATE INCOME FUND

The Valuation Designee provides the Board with reports on a quarterly basis, or more frequently if necessary, identifying valuation activity with respect to Level 1, Level 2, and Level 3 holdings in the Fund’s portfolio. Fair value determinations are based upon all available inputs that the Valuation Designee deems relevant, which may include indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts for the investment, and valuations prepared by independent valuation firms.

Allocation of Income and Class Expenses

Expenses related to the distribution of a Class of Shares of the Fund or to the services provided to Shareholders of a Class shall be borne solely by such Class. The following expenses attributable to the Shares of a particular Class will be borne solely by the Class to which they are attributable:

•       Account maintenance, shareholder servicing, and distribution and services (12b-1) fees;

•       Extraordinary non-recurring expenses, including litigation and other legal expenses relating to a particular class; and

•       Such other expenses as the Board determines were incurred by a specific class and are appropriately paid by that class.

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific Class shall be allocated to each Class of the Fund on the basis of NAV of that Class in relation to the NAV of the Fund. Investment advisory fees, including the management fee, custodial fees, and other expenses relating to the management of the Fund’s assets shall not be allocated on a class-specific basis, but rather based upon relative net assets. Income shall be included to the date of calculation. Appropriate provision shall be made for federal income taxes if required.

While the valuation policy adopted by the Adviser and approved by the Board is intended to result in a calculation of the Fund’s NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Valuation Designee would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold. The Fund periodically benchmarks the bid and ask prices received from independent valuation firms and/or dealers, as applicable, and valuations received from the independent valuation firms against the actual prices at which it purchases and sells its investments. The Fund believes that these prices will be reliable indicators of fair value.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	59

QUARTERLY REPURCHASE OFFERS

The Fund is a closed-end interval fund that, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Shares, makes quarterly offers to repurchase Shares. No Shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the Investment Company Act, a fundamental policy, which cannot be changed without Shareholder approval, requiring the Fund to offer to repurchase with cash at least 5% and up to 25% of its Shares at the applicable NAV per Share on a regular schedule. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at the applicable NAV per Share, subject to approval of the Board.

Repurchase Dates

The Fund will make quarterly repurchase offers in March, June, September and December of each year. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day).

Repurchase Request Deadline

The date by which Shareholders wishing to tender Shares for repurchase must respond to the repurchase offer will be no more than 14 days before the Repurchase Pricing Date (defined below). When a repurchase offer commences, the Fund sends, at least 21 and no more than 42 days before the Repurchase Request Deadline, written notice to each Shareholder setting forth, among other things:

•       The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed.

•       The date on which a Shareholder’s repurchase request is due.

•       The date that will be used to determine the NAV per Share of the respective Share Class applicable to the repurchase offer (the “Repurchase Pricing Date”).

•       The date by which the Fund will pay to Shareholders the proceeds from their Shares accepted for repurchase.

•       The NAV of the Shares as of a date no more than seven (7) days before the date of the written notice and the means by which Shareholders may ascertain the NAV per Share.

•       The procedures by which Shareholders may tender their Shares and the right of Shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

•       The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included with a Shareholder report or other Fund document. Shareholders that hold Shares through a Financial Intermediary will need to ask their Financial Intermediary to submit their repurchase requests and tender Shares on their behalf. The Repurchase Request Deadline will be strictly observed. If a Shareholder’s repurchase request is not submitted to the Fund’s transfer agent in properly completed form by the Repurchase Request Deadline, the Shareholder will be unable to sell his or her Shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted. If a Shareholder’s Financial Intermediary will submit his or her repurchase request, the Shareholder should submit his or her request to the Financial Intermediary in the form requested by the Financial Intermediary sufficiently in advance of the Repurchase Request Deadline to allow the Financial Intermediary to submit the request to the Fund. If a Shareholder’s Financial Intermediary is unable or fails to submit the Shareholder’s request to the Fund in a timely

60	FORUM REAL ESTATE INCOME FUND

manner, or if the Shareholder fails to submit his or her request to the Shareholder’s Financial Intermediary, the Shareholder will be unable to sell his or her Shares to the Fund until a subsequent repurchase offer, and the Shareholder’s request for that offer must be resubmitted. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund expects to distribute payment to Shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per Share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, Shareholders may obtain the current NAV by visiting the Fund’s website (www.freif.com) or calling 888-267-1456 toll free.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the Investment Company Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the Investment Company Act. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund. The Fund will provide notice to Shareholders of any suspension or postponement of a repurchase offer.

Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Shares. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis, provided that the Fund may accept all shares tendered for repurchase by Shareholders who own less than 100 shares and who tender all of their Shares for repurchase, before prorating other amounts tendered.

If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other Shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some Shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	61

Involuntary Repurchases

Under certain circumstances, when consistent with the requirements of the Fund’s Declaration of Trust and By-Laws and the provisions of the Investment Company Act and the rules thereunder, including Rule 23c-3, the Fund may, repurchase or redeem at NAV the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person. Please see “Repurchases and Transfers of Shares — Involuntary Repurchases” in the SAI for additional information.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the Investment Company Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “Risk Factors — Repurchase Offers Risk” above. In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders, potentially even to those Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below and in the SAI.

62	FORUM REAL ESTATE INCOME FUND

DISTRIBUTION POLICY

Monthly Distribution Policy

The Fund intends to make a monthly dividend distribution of the net investment income of the Fund after payment of Fund operating expenses. In order to qualify as a REIT, the Fund is required to distribute dividends to its Shareholders each year in an amount at least equal to (a) the sum of (i) 90% of the Fund’s “REIT taxable income” (computed without regard to its dividends-paid deduction and excluding net capital gains) and (ii) the Fund’s net income, if any, (after tax) from foreclosure property, minus (b) the sum of specified items of non-cash income. To the extent that the Fund distributes less than 100% of its “REIT taxable income,” as adjusted, the Fund will be subject to tax at the regular corporate tax rates on the retained portion. If the Fund fails to distribute during each calendar year at least the sum of: (i) 85% of the Fund’s REIT ordinary income for such year; (ii) 95% of the Fund’s REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Fund would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which it has paid corporate income tax. The Fund intends to make timely distributions sufficient to satisfy the REIT qualification requirements and to avoid material income and excise taxes. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested in additional shares of the Fund. See “Dividend Reinvestment Policy.”

Section 19(a) of the Investment Company Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the Shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit.

The Board reserves the right to change or suspend the monthly distribution policy at any time.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	63

DIVIDEND REINVESTMENT POLICY

The Fund operates under a DRIP administered by UMB Fund Services Inc. (the “Agent”). Pursuant to the policy, the Fund’s distributions other than liquidating distributions and repurchases (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same Class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of a participating Shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Agent in writing at:

Forum Real Estate Income Fund
c/o UMB Fund Services Inc.
235 W Galena Street
Milwaukee, WI 53212-3948

Such written notice must be received by the Agent three (3) days prior to the record date of a Distribution or the Shareholder will receive such Distribution in Shares through the DRIP. With respect to Shares held by a Financial Intermediary on behalf of an investor, any written notices will be provided to the Financial Intermediary and Shares issued under the DRIP will be issued to the Financial Intermediary account. Under the DRIP, the Fund’s Distributions to Shareholders are reinvested in full and fractional shares as described below. A Shareholder may designate all or a portion of his or her shares for inclusion in the policy, provided that Distributions will be reinvested only with respect to shares designated for reinvestment under the policy.

When the Fund declares a Distribution, the Agent, on a Shareholder’s behalf, will receive additional authorized Shares from the Fund. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Agent will hold Shares in the account of the Shareholder in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. The Agent will distribute all proxy solicitation materials, if any, to participating Shareholders. With respect to shares held by a Financial Intermediary on behalf of an investor, the Agent will distribute all information to the Financial Intermediary and any Shares issued under the DRIP will be issued to the Financial Intermediary account.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, the Agent will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.

Neither the Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participant’s account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “U.S. Federal Income Tax Considerations.”

The Fund reserves the right to amend or terminate the DRIP at any time upon notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Agent at the addresses listed above. Certain transactions can be performed by sending an email to investorrelations@forumig.com or calling 888-267-1456 toll free.

64	FORUM REAL ESTATE INCOME FUND

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following information relating to certain U.S. federal income tax consequences of an investment in the Fund by a U.S. investor that is not a non-U.S. or tax-exempt entity is based on laws, regulations, IRS pronouncements and court decisions in effect on the date of this prospectus. These laws and regulations are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to shareholders, or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, non-U.S. and tax-exempt shareholders. Shareholders should consult a tax professional for the tax consequences of investing in the Fund in light of their own circumstances, as well as for information on foreign, state and local taxes, which may apply.

Distributions to Shareholders

The following discussion describes taxation of shareholders on distributions from the Fund in years in which the Fund qualifies to be taxed as a REIT.

Distributions by the Fund, other than capital gain dividends, generally will constitute ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are treated as ordinary income. For non-corporate taxpayers before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are taxed as ordinary income after deducting 20% of the amount of the dividend. At the current maximum ordinary income rate of 37% applicable before January 1, 2026, the maximum tax rate on ordinary REIT dividends for non-corporate shareholders is 29.6%.

Ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. shareholders that are individuals, trusts, or estates. However, provided the Fund properly designates the distributions, distributions to shareholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gain to the extent the shareholder (and, where applicable, the Fund) satisfies certain holding period requirements and the dividends are attributable to (i) qualified dividend income received by the Fund from other corporations during the taxable year, and (ii) undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. The Fund does not anticipate distributing a significant amount of qualified dividend income.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Fund’s actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. The REIT provisions of the Code do not require the Fund to distribute its long-term capital gain, and it may elect to retain and pay income tax on its net long-term capital gains received during the taxable year. If the Fund so elects for a taxable year, Shareholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year. A Shareholder would be deemed to have paid its share of the tax paid by the Fund on such undistributed capital gains, which would be credited or refunded to the Shareholder. The Shareholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by the Fund) included in the Shareholder’s long-term capital gains.

Distributions in excess of the Fund’s current and accumulated earnings and profits (a “return of capital distribution”) will be treated first as a tax-free return of capital, reducing the tax basis in a Shareholder’s shares and thereby increasing the amount of gain (or decreasing the amount of loss) recognizable by the Shareholder upon a subsequent disposition of its Shares. To the extent a return of capital distribution exceeds a Shareholder’s tax basis in its Shares, the distribution will be taxable as capital gain realized from the sale of such Shares.

Dividends declared by the Fund in October, November or December, and payable to a Shareholder of record on a specified date in any such month, shall be treated both as paid by the Fund and as received by the Shareholder on December 31 of the year, provided that the dividend is actually paid during January of the following calendar year.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	65

If a Shareholder participates in the Fund’s DRIP, such Shareholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless such Shareholder is a tax-exempt entity, such Shareholder may need to use funds from other sources to pay such Shareholder’s tax liability on the reinvested dividends.

A statement that provides the U.S. federal income tax status of the Fund’s distributions will be sent to Shareholders promptly after the end of each year.

Gain or Loss on Sale or Repurchase of Shares of the Fund

A Shareholder may recognize either a gain or loss when it sells shares of the Fund. The gain or loss is the difference between the proceeds of the sale and the Shareholder’s adjusted tax basis in the shares sold. Any loss realized on a taxable sale of shares held for six months or less will be treated as a long-term capital loss, to the extent of the amount of capital gain dividends received on such shares. If a Shareholder sells shares of the Fund at a loss and purchases shares of the Fund within 30 days before or after the sale (a wash sale), a deduction for the loss is generally disallowed.

A repurchase of shares of the Fund will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of shares discussed above, provided that the repurchase satisfies one of the tests under the Code enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in the Fund, (ii) results in a substantially disproportionate repurchase with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, shares actually owned, as well as shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of shares pursuant to a repurchase generally will result in a “substantially disproportionate” repurchase with respect to a holder if the percentage of the then outstanding voting shares of the Fund owned by the holder immediately after the sale is less than 80% of the percentage of the voting shares of the Fund owned by the holder determined immediately before the sale. The sale of shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in shares of the Fund as a result of the repurchase constitutes a “meaningful reduction” of such holder’s interest.

Tax Risks to Non-U.S. Holders

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined for purposes of the Code, that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Cuts and Jobs Act of 1980, as amended (“FIRPTA”), on the gain from such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to the gain on disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. If the Fund were to fail to qualify as a domestically controlled REIT, amounts received by a non-U.S. holder on certain dispositions of shares of its common stock (including a repurchase) would be subject to tax under FIRPTA, unless (i) its common shares were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of the common shares. The Fund does not expect its shares to be regularly traded on an established securities market until such time, if ever, as it lists its shares on a national securities exchange. Furthermore, even if the Fund is domestically controlled, distributions by the Fund that are attributable to gains from dispositions of USRPIs will be subject to tax under FIRPTA and special withholding rules unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions.

66	FORUM REAL ESTATE INCOME FUND

A non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI, as described above, including in connection with a repurchase of the Fund’s shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of the shares unless the relevant class of shares is regularly traded on an established securities market in the United States and such non-U.S. holder did not own more than 10% of such class at any time during the one-year period ending on the date of such distribution. In addition, a repurchase of our shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend.

The Fund seeks to act in the best interests of the company as a whole and not in consideration of the particular tax consequences to any specific holder of shares. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of the Fund’s shares.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	67

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is a statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on April 5, 2021. The Fund’s Declaration of Trust provides that the Board may authorize separate classes of shares of beneficial interest. The Board has authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its Shareholders.

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each Share of the Fund represents an equal proportionate interest in the assets of the Fund with each other Share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its Shareholders after payment of Fund operating expenses, including interest, on outstanding borrowings, if any, no less frequently than monthly. Unless the registered owner of Shares elects to receive cash, all dividends declared on Shares will be automatically reinvested for Shareholders in additional shares of the Fund. See “Dividend Reinvestment Policy.” The Investment Company Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Board may distribute the remaining assets of the Fund among its Shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s Shareholders are not liable for any liabilities of the Fund. Although Shareholders of an unincorporated statutory trust established under Delaware law may, in certain limited circumstances, be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote. The Fund will not issue share certificates.

The following table shows the amounts of the Fund’s shares that have been authorized and are outstanding as of April 1, 2025:
(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Founders	Unlimited	None	13,539,616
Class I	Unlimited	None	11,637,481
Class K	Unlimited	None	111
Class M	Unlimited	None	None

Extraordinary Events

The Trustees, in order to change the form of organization and/or domicile of the Fund, may, without prior Shareholder approval: (i) cause the Fund to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States, or (ii) cause the Fund to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Any other merger or consolidation of the Fund shall, in addition to the approval of the Trustees, require a majority Shareholder vote, except as otherwise permitted by the Investment Company Act or other applicable laws and regulations.
68	FORUM REAL ESTATE INCOME FUND

The Trustees may without Shareholder approval (unless required by the Investment Company Act) in dissolution of the Fund or an applicable series or class liquidate, reorganize or dissolve the Fund or an applicable series or class in any manner or fashion not inconsistent with applicable law. The assets of the Fund shall be allocated and distributed in accordance with the provisions of the Declaration of Trust. Upon completion of the distribution of the remaining proceeds or assets, the Fund shall terminate and shall be wound up in accordance with the provisions of the Declaration of Trust.

Anti-Takeover Provisions in the Declaration of Trust

The Declaration of Trust includes provisions that could have the effect of limiting the ability of entities or other persons to acquire control of the Fund or to change the composition of the Board, and could have the effect of depriving the Fund’s Shareholders of an opportunity to sell their shares at a premium over prevailing market prices, if any, by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. Trustees are elected for indefinite terms and do not stand for reelection. A trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the Shareholders of at least two-thirds of the class of shares of the Fund that are entitled to elect a trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Legal Proceedings

The Declaration of Trust imposes limits on the ability of both shareholders and non-shareholders to bring derivative action, suit, or other proceeding on behalf of with respect to shareholders. Specifically, no non-shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such shares. No shareholder may maintain a derivative action unless holders of at least 10% of the Shares of the affected Class or Classes join in the bringing of such action. These limitations do not apply to claims arising under the federal securities laws.

Derivative Actions

A Shareholder may bring a derivative action only if (a) such Shareholder makes a pre-suit demand upon the Board to bring the subject action, (b) the Trustees are given a reasonable amount of time to consider and investigate the request, and (c) the Trustees may retain counsel or other advisers in considering the merits of the request and will require an undertaking by the Shareholder(s) making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. The requirements that (i) 10% of the Shares of the effected Class or Classes join in the demand to bring the action and (ii) requesting Shareholders provide an undertaking to reimburse the Fund for the expense of any advisers retained by the Trustees, in the event that the Trustees determine not to bring such action, do not apply to claims arising under the federal securities laws.

Information Requirements

Every owner of more than 5% of the outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by the Board, within 30 days after the end of each taxable year, is required to give the Fund written notice, stating his or her name and address, the number of Shares of each Class and series which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide the Fund with such additional information as it may request in order to determine the effect, if any, of its beneficial ownership on the Fund’s status as a. In addition, each Shareholder shall, upon demand, be required to provide the Fund with such information as it may request in good faith in order to determine its status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Prospectus Dated April 30, 2025, as supplemented June 30, 2025	69

PLAN OF DISTRIBUTION

Purchasing Shares

Investors may purchase Founders Shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. Investors may buy and sell shares Class I Shares, Class K Shares, and Founders Shares of the Fund through certain Financial Intermediaries. Class M Shares are intended to be traded on a select global wealth management firm’s platform only.

Financial Intermediaries may be authorized to designate other intermediaries to receive purchase or sale orders on the Fund’s behalf. Orders will be placed at the Fund’s NAV next computed after the order is received by a Financial Intermediary and accepted by the Fund. Orders placed with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV determined as of such day, while orders placed with a Financial Intermediary after the close of regular trading (generally after 4:00 p.m., Eastern Time) on a day that the NYSE is open for business will be priced based on the Fund’s NAV determined on the day following the date upon which such order is received by the Financial Intermediary.

A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and for forwarding payment promptly.

An investor also may complete and sign an account application for a specific dollar amount of Founders Shares equal to or greater than the minimum initial investment amount, and pay such amount at the time of subscription; provided, however, that for Founders Shares purchased through a Financial Intermediary, the value of Shares being purchased may be combined with the value of any Founders Shares of the same Class that were purchased or will be purchased within six months from the initial purchase through such Financial Intermediary, provided such Financial Intermediary enters into the requisite letter of intent with the Fund. The Fund reserves the right to accept subscriptions of less than the minimum initial investment for the applicable Share Class.

Subscriptions will be effective only upon the Fund’s acceptance and it reserves the right to reject any subscription in whole or in part. Subscriptions will be priced based at the Fund’s NAV next calculated after the date the subscription is accepted by the Fund. Subscriptions will be accepted or rejected by the Fund within ten (10) days of receipt and, if rejected, all funds will be returned to subscribers without deduction for any expenses without interest, unless otherwise required by applicable law. Pending acceptance of an investor’s subscription, proceeds will be deposited into an account for his or her benefit. An investor does not have the option of rescinding a purchase order after the Shares have been issued to the investor.

In compliance with the USA Patriot Act of 2001, the Transfer Agent will verify certain information with respect to each purchase order, and investors will be required to supply their full name, date of birth, social security number and residential street address. If the Transfer Agent does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Transfer Agent also may reserve the right to close the account within five (5) business days if clarifying information/documentation is not received. Investors may call 888-267-1456 toll free for additional assistance when completing a subscription agreement.

70	FORUM REAL ESTATE INCOME FUND

By Mail

To make an initial purchase by mail, complete an account application and mail it, together with a check made payable to Forum Real Estate Income Fund, to:

Forum Real Estate Income Fund
c/o UMB Fund Services Inc.
235 W Galena Street
Milwaukee, WI 53212-3948

All checks must be in U.S. dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier’s checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment. The Fund reserves the right to reject any account application.

By Wire — Initial Investment

To make an initial investment in the Fund, the Transfer Agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the Transfer Agent. Upon receipt of the completed account application in good order, the Transfer Agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received, if they are received by the Fund’s designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. Investors may call Investor Relations at 888-267-1456 to obtain wiring instructions for submitting payment to the Fund. If you place an order through a Financial Intermediary, a completed account application may not be required. Please contact your Financial Intermediary.

By Wire — Subsequent Investments

Wired funds must be received prior to 4:00 p.m. Eastern Time to be eligible for same-day pricing. The Fund, and its agents, including the Transfer Agent and Custodian, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

Purchase Terms

The Fund’s shares are distributed by the Distributor at NAV. The price of the shares during the offering will fluctuate over time with the NAV of the shares.

Share Class Considerations

When selecting a share class, you should consider the following:

•       which share classes are available to you;

•       how much you intend to invest;

•       how long you expect to own the shares; and

•       total costs and expenses associated with a particular share class.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	71

If you are investing through a Financial Intermediary and are eligible to invest in more than one class of shares, the Financial Intermediary may help determine which share class is appropriate for you. Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all Financial Intermediaries offer all classes of shares. If your Financial Intermediary offers more than one class of shares, you should carefully consider which class of shares to purchase.

Class K Shares

Class K shares are sold at the then-current NAV per Class K share and are not subject to any upfront sales charge. Accordingly, the entire amount of your purchase is invested immediately. The minimum initial investment is $10,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund may permit a Financial Intermediary to waive the initial minimum per Shareholder for Class K shares in the following situations: broker-dealers purchasing Class K shares for clients in broker-sponsored discretionary fee-based advisory programs and certain other situations deemed appropriate by the Fund. The Fund reserves the right to waive investment minimums. Class K Shares are subject to a Distribution and Service Fee that will accrue at an annual rate of 0.75% of the average daily net assets of the Fund attributable to Class K shares and is payable on a monthly basis. The Distribution and Service Fee may be used to compensate Financial Intermediaries. Class K shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.25% of the average daily net assets of the Fund attributable to Class K shares and is payable on a monthly basis.

Class I Shares

Class I shares are sold at the then-current NAV per Class I Share and are not subject to an upfront sales load, so the entire amount of your purchase is invested immediately. The minimum initial investment is $10,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund reserves the right to waive investment minimums. The Fund may permit a Financial Intermediary to waive the initial minimum per Shareholder for Class I shares in the following situations: registered investment advisers purchasing Class I shares for clients in discretionary fee-based advisory programs and certain other situations deemed appropriate by the Fund. Class I shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.10% of the average daily net assets of the Fund attributable to Class I shares and is payable on a monthly basis.

Class M Shares

Class M Shares are available for purchase via the brokerage arm of a select global wealth management firm. Class M shares are sold at the then-current NAV per Class M share and are not subject to any upfront sales charge. Accordingly, the entire amount of your purchase is invested immediately. The minimum initial investment is $10,000, and the minimum subsequent investment is $1,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund may permit such select global wealth management firm to waive the initial minimum per Shareholder for Class M shares in the following situations: broker-dealers purchasing Class M shares for clients in broker-sponsored discretionary fee-based advisory programs and situations deemed appropriate by the Fund. The Fund reserves the right to waive investment minimums. Class M Shares are subject to a Distribution and Service Fee that will accrue at an annual rate of 0.50% of the average daily net assets of the Fund attributable to Class M shares and is payable on a monthly basis. The Distribution and Service Fee may be used to compensate Financial Intermediaries. Class M shares are subject to a Shareholder Servicing Fee that will accrue at an annual rate of 0.25% of the average daily net assets of the Fund attributable to Class M shares and is payable on a monthly basis.

Founders Shares

Founders Shares are sold at the then-current NAV per Founders Share without any upfront sales load, so the entire amount of your purchase is invested immediately. The minimum initial investment is $25,000,000 and the minimum subsequent investment is $5,000, except for purchases pursuant to the DRIP, which are not subject to a minimum. The Fund reserves the right to waive investment minimums. The Fund may permit a Financial Intermediary to waive the initial minimum per Shareholder for Founders Shares in the following situations: broker-dealers or registered investment advisers purchasing Founders Shares for clients in discretionary fee-based advisory programs with $25,000,000 in aggregated initial investments across multiple clients, and certain other situations deemed appropriate by the Fund.

72	FORUM REAL ESTATE INCOME FUND

SUMMARY OF DECLARATION OF TRUST

General Summary

The Fund is a statutory trust established under the laws of State of Delaware by the Certificate of Trust dated April 5, 2021. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest, par value $0.001 per share. The Declaration of Trust provides that the Trustees may authorize separate series or classes of shares of beneficial interest of the Fund. All shares of a series or class have equal rights to the payment of dividends and other distributions and the distribution of assets upon liquidation. Shares are, when issued, fully paid and non-assessable by the Fund and have no pre-emptive or rights to cumulative voting. The Trustees have the authority to provide from time to time that the holders of shares of any series or class shall have the right to convert or exchange said shares for or into shares of one or more other series or classes. The Board may from time to time, without a vote of Shareholders or any class, divide or combine the shares (without thereby changing the proportionate beneficial interest of the shares or a series or class in the assets held with respect to the Fund or such series or class), or reclassify the shares or a series or class into shares of one or more series or classes (whether the shares to be classified or reclassified are issued and outstanding or unissued and whether such shares constitute part or all of the shares of the Fund or such series or class).

Shareholders of a series or class of shares are entitled to share in proportion to the number of shares of such class held in dividends declared by the Board payable to holders of such series or class of shares and in the net assets of the Fund available for distribution to holders of such class of shares upon liquidation after payment of the preferential amounts payable to holders of any outstanding preferred shares.

The Declaration of Trust provides for indemnification out of the assets belonging to the applicable series for all loss and expense of any Shareholder or former Shareholder of a series or class of shares held personally liable for the obligations of the Fund solely by reason of such person’s status as a Shareholder or former Shareholder of such series or class. Thus, the risk of a Shareholder incurring financial loss by reason of being or having been a Shareholder is limited to circumstances in which the Fund would be unable to meet its obligations.

Shareholders have no pre-emptive rights. Upon liquidation of the Fund or an applicable series or class, after paying or adequately providing for the payment of all liabilities of the Fund or such series or class and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Shareholders of each class or series involved in such sale or conversion shall be entitled to receive, as a class, when and as declared by the Trustees, the excess of the assets belonging to that series that are allocated to such class over the liabilities belonging to that series that are allocated to such class. The assets so distributable to the Shareholders of any particular series or class shall be distributed among such Shareholders in proportion to the number of shares of that series or class held by them and recorded on the books of the Trust.

On any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by applicable law, Shares shall be voted by an individual Class (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Class thereof shall be entitled to one vote for each Share of such Class on any matter on which such Shareholder is entitled to vote. A Shareholder of each Class shall be entitled to a proportionate fractional vote for each fractional Share of such Class on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees.

The Trustees may classify or reclassify any issued or unissued shares of the Fund into shares of any class by redesignating such shares or by setting or changing in any one or more respects, from time to time, the preferences, voting powers, rights and privileges of such shares. Any such classification or reclassification will comply with the provisions of the Declaration of Trust and the Investment Company Act.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	73

Provisions Relating to Extraordinary Corporate Transactions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board by discouraging a third party from seeking to obtain control of the Fund. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office without cause only by a written instrument signed or adopted by a majority of the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Fund that are entitled to elect a Trustee and that are entitled to vote on the matter. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s assets or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

Transfer Restrictions

For the Fund to qualify as a REIT, no more than 49.9% in value of the outstanding shares of the Fund’s stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year other than the Fund’s first taxable year. In addition, the outstanding shares of the Fund’s stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding the Fund’s first taxable year for which the Fund elects to be taxed as a REIT. In addition, the Fund must meet requirements regarding the nature of the Fund’s gross income to qualify as a REIT. One of these requirements is that at least 75% of the Fund’s gross income for each calendar year must consist of rents from real property and income from other real property investments.

To assist the Fund in preserving the Fund’s status as a REIT, among other purposes, the Fund’s Declaration of Trust contains limitations on the transfer and ownership of shares of the Fund’s stock which (i) prohibit any person or entity from owning or acquiring, directly or indirectly, beneficially or constructively, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Shares of the Fund, or of any class or series of Shares of the Fund, excluding any outstanding Shares not treated as outstanding for U.S. federal income tax purposes, or such other percentage determined from time to time by the Trustees (the “Ownership Limit”); (ii) any person or entity from owning or acquiring, directly or indirectly beneficially or constructively, shares of the Fund’s stock to the extent such ownership would result in the Fund’s being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of the Fund’s outstanding shares of capital stock by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). The Declaration of Trust provides that any transfer of shares of the Fund’s capital stock that, if effective, would result in a violation of the above restrictions, shall be automatically void and the intended transferee shall acquire no rights in such shares of capital stock.

Any person who acquires or attempts or intends to acquire shares of the Fund’s capital stock in violation of the foregoing restrictions, is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of the Fund’s capital stock subject to such limitations is required to give us 15 days prior written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on the Fund’s status as a REIT.

The foregoing restrictions will continue to apply until the Board determines it is no longer in the Fund’s best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.

74	FORUM REAL ESTATE INCOME FUND

The Ownership Limit does not apply to a person or persons that the Board exempts from the Ownership Limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that the Fund’s qualification as a REIT is not jeopardized.

Every owner of more than half of 1% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the number or value of outstanding shares of the Fund is required, within 30 days after January 1 of each year, to give the Fund written notice stating his, her or its name and address, the number of shares of each class and series of the Fund’s stock which the Shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide the Fund with such additional information as the Fund may request in order to determine the effect, if any, of the Shareholder’s beneficial ownership on the Fund’s qualification as a REIT and to ensure compliance with the restrictions noted above. In addition, each Shareholder shall upon demand be required to provide the Fund with such information as the Fund may request in order to determine the Fund’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Prospectus Dated April 30, 2025, as supplemented June 30, 2025	75

LEGAL MATTERS

Morrison & Foerster LLP, 370 17th Street, Suite 4200, Denver, CO 80218, acts as counsel to the Fund.

REPORTS TO SHAREHOLDERS

The Fund will send to its Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CohnReznick LLP is the independent registered public accounting firm for the Fund and has audited the Fund’s financial statements. CohnReznick LLP is located at 1 South Wacker Drive, Chicago, IL 60606.

PRIVACY NOTICE

This notice describes the Fund’s privacy policy. The Fund is committed to protecting the personal information that it collects about individuals who are prospective, former or current investors. The Fund collects personal information (“Personal Information”) for business purposes, such as to process requests and transactions, to maintain accounts, and to provide customer service. Personal Information is obtained from the following sources:

•       Investor applications and other forms, which may include your name(s), address, social security number or tax identification number;

•       Written and electronic correspondence, including telephone contacts; and

•       Transaction history, including information about the Fund’s transactions and balances in your accounts with the Fund or its affiliates or other holdings of the Fund and any affiliation with the Adviser and its subsidiaries.

The Fund limits access to Personal Information to those employees and service providers who need to know that information for business purposes. Employees are required to maintain and protect the confidentiality of Personal Information. The Adviser, on behalf of the Fund, maintains written policies and procedures that address physical, electronic and administrative safeguards designed to protect Personal Information.

The Fund may share Personal Information described above with the Adviser and its various other affiliates or service providers for business purposes, such as to facilitate the servicing of accounts. The Fund may share the Personal Information described above for business purposes with a non-affiliated third party only as authorized by exceptions to Regulation S-P’s opt-out requirements, for example, (i) if it is necessary to effect, administer, or enforce a transaction that an investor requests or authorizes; (ii) in connection with processing or servicing a financial product or service an investor requests or authorizes; and (iii) in connection with maintaining or servicing the investor’s account with the Fund. The Fund also may disclose Personal Information to regulatory authorities or otherwise as permitted by law. The Fund endeavors to keep its customer files complete and accurate. The Fund should be notified if any information needs to be corrected or updated.

ADDITIONAL INFORMATION

The prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC (File No. 333-265566). The complete Registration Statement may be obtained from the SEC at www.sec.gov. See the cover page of this prospectus for information about how to obtain a paper copy of the Registration Statement or SAI without charge.

76	FORUM REAL ESTATE INCOME FUND

For more information, contact:
InvestorRelations@forumig.com

forum

240 Saint Paul Street, Suite 400 | Denver, CO 80206 | P: 888.267.1456 | F: 303.296.4212

FORUMIG.COM